Exhibit 10.1.4

(COMPOSITE CONFORMED COPY - as amended)
Amendment No. 1-May 1, 1986
Amendment No. 2-February 1, 1987
Amendment No. 3-June 1, 1987
Amendment No. 4-September 1, 1987
Amendment No. 5-August 1, 1988

PHASE II NEW ENGLAND POWER

AC FACILITIES SUPPORT AGREEMENT

Dated as of June 1, 1985

PHASE II NEW ENGLAND POWER AC FACILITIES SUPPORT AGREEMENT
This AGREEMENT dated as of June 1, 1985, is between New England Power Company (New England Power) and the New England utilities listed in Attachment A hereto. Those New England utilities that have executed this Agreement and that meet the further conditions for participation hereunder and New England Power are hereinafter referred to as Supporters or individually as a Supporter. The Supporters, each of which is a member of the New England Power Pool (NEPOOL), are sometimes referred to collectively herein, but their rights and obligations hereunder are several and not joint as described in Section 5 hereof.
In consideration of the premises. the concurrent execution of the other Basic Agreements hereinafter referred to, the mutual covenants hereinafter and therein set forth. and other good and valuable consideration, receipt whereof is hereby acknowledged, it is hereby agreed as follows:
Section l. Basic Understandings and Purpose
Some or all of the Supporters are participants in the existing arrangements for the Phase I interconnection planned by NEPOOL with Hydro-Quebec, which is to consist of a ± 450 kV HVDC transmission line from a terminal at the Des Cantons Substation on the Hydro-Quebec system near Sherbrooke, Quebec to a terminal having an approximate rating of 690 MW at a substation at the Comerford Generating Station on the Connecticut River (hereinafter referred to as Phase I). The basic arrangements covering the portion of Phase I in the United States are set forth in the New England Power Pool Agreement, as amended (the NEPOOL Agreement) and three contracts among the participants in Phase I as follows:

1.	Vermont Transmission Line Support Agreement, dated as of December 1, 1981, as amended, with Vermont Electric Transmission Company, Inc.

2.	Phase I Terminal Facilities Support Agreement, dated as of December l, 1981, as amended, with New England Electric Transmission Corporation, and

3.	Agreement With Respect To Use Of Quebec Interconnection, dated as of December 1, 1981, as amended, including the restatement thereof in connection with Phase II (the Use Agreement).
These Phase I interconnection facilities are currently under construction with completion scheduled during 1986.
With the completion of arrangements for Phase I and the
related contracts with Hydro-Quebec, the members of NEPOOL have conducted studies of the benefits of an expanded interconnection for NEPOOL with Hydro-Quebec (Phase II) and have negotiated with Hydro-Quebec a firm energy (the Phase II Firm Energy Contract) arrangement to utilize the expanded interconnection facilities.    The results of these NEPOOL

studies indicate that such an expansion of the interconnection capacity will be beneficial to the New England utilities and to their respective customers.
The portion of Phase II in the United States will consist of an extension of the Phase I DC transmission line from the proposed terminus of Phase I at the Comerford Station through New Hampshire to a site in Massachusetts with additional terminal facilities installed at that site to increase the total transfer capacity between Hydro Quebec and NEPOOL from the 690 MW of Phase I to approximately 2000 MW. Reinforcements to the existing transmission system of New England Power and to certain AC facilities of Boston Edison Company will also be required. Although about 2 miles of Boston Edison's transmission line are covered under this Agreement, Boston Edison has the option to have this line covered under the Phase II Boston Edison AC Facilities Support Agreement. The United States portion of the Phase II facilities will be designated as pool-planned facilities in the same manner as the United States portion of the Phase I facilities was so designated.
Each Supporter acknowledges that it has been represented on the Executive and Planning Committees of NEPOOL that had responsibility for evaluating the feasibility of Phase II and, through this representation, actively participated in the decision of NEPOOL to go forward with Phase II. Furthermore, each Supporter. other than New England Power, represents that it made its own independent investigations and inquiries as it deemed appropriate and did not rely upon representations (other than those contained in this Agreement and the other Basic Agreements referred to hereinafter) of New England Power or its affiliates in deciding to enter into this Agreement.
The sharing of benefits among the New England utilities associated with Phase II is set forth in the Use Agreement. The Use Agreement also permits each participating New England utility to make its own entitlement transactions with Hydro Quebec and to use the interconnection for such transactions. Each Supporter acknowledges that the benefits of participating in Phase II set forth in the Use Agreement are the fundamental consideration for its signing of this Agreement and making the significant commitments to each other Supporter specified herein.
All improvements and reinforcements to Boston Edison Company's AC transmission system are covered under the Phase II Boston Edison AC Facilities Support Agreement.
The provisions of this Agreement cover all improvements and
reinforcements to New England Power's AC transmission system in Massachusetts necessitated by Phase II as described in more detail in Attachment B hereto (the AC Facilities).
The provisions of the Phase II Massachusetts Transmission Facilities Support Agreement cover the Phase II Massachusetts HVDC transmission line and terminal facilities in

Massachusetts. New England Hydro-Transmission Electric Company, Inc. (New England Hydro), an affiliate of New England Power, will build, own, operate, and maintain those Massachusetts HVDC transmission facilities.
The portion of the Phase II HVDC transmission line to be constructed in New Hampshire is covered under the Phase II New Hampshire Transmission Facilities Support Agreement. New England Hydro-Transmission Corporation (New Hampshire Hydro), an affiliate of New England Power, will build, own, operate, and maintain those New Hampshire HVDC transmission facilities.
In view of the need to formalize the agreements among the parties at an early date so that (i) binding commitments with Hydro Quebec for Phase II may be made, (ii) binding commitments for ultimate construction and the financing of the United States portion of Phase II may be undertaken consistent with the time schedule anticipated by NEPOOL and with the assurance that commitments among the New England utilities are in place and (iii) licensing activities may proceed on a schedule that enables completion of such construction consistent with the time schedule anticipated by NEPOOL, the following agreements are concurrently being entered into (the "Basic Agreements") which collectively set forth rights and obligations with respect to the foregoing undertaking: (l) this Agreement; (2) the Phase II Massachusetts Transmission Facilities Support Agreement; (3) an Equity Funding Agreement for New England

Hydro; (4) the Phase II New Hampshire Transmission Facilities Support Agreement; (5) an Equity Funding Agreement for New Hampshire Hydro; (6) an amendment of the Use Agreement, setting forth the rights of the Participants in the benefits of Phase II; (7) various amendments to the NEPOOL Agreement relating to the sharing of savings, capability responsibilities, and transmission arrangements; and (8) the Phase II Boston Edison AC Facilities Support Agreement.
In order to coordinate each Supporter's participation in Phase II to the fullest extent possible, each Supporter acknowledges that it is to have the same participating interest under each of these Agreements: this Agreement, the Phase II New Hampshire Transmission Facilities Support Agreement, the Phase II Massachusetts Transmission Facilities Support Agreement, the Phase II Boston Edison AC Facilities Support Agreement, and the Use Agreement. Each Supporter acknowledges that these Basic Agreements have been drafted with the overriding intent to so coordinate participating interests and that, notwithstanding any provision thereof that may be interpreted to the contrary, the proper interpretation of each of these Basic Agreements is to be consistent with such overriding intent. The Equity Funding Agreement for New Hampshire Hydro and the Equity Funding Agreement for New England Hydro have also been drafted to require actions of Equity Sponsors or their appointees affecting such participating interests to be the same under each Equity Funding Agreement in order to also be consistent with such overriding intent.
Section 2. Conditions Precedent to Effectiveness
The effectiveness of this Agreement. and all rights, obligations, and performance of the signatories hereunder, 1s subject to (a) New England Power and other members of NEPOOL serving at least 66 2/3% of the aggregate kilowatthour load served by all NEPOOL members in 1980 (1) having executed this Agreement and the other Basic Agreements (except for the two Equity Funding Agreements and the amendments to the NEPOOL Agreement relating to Phase II) and (ii) having satisfied the conditions precedent set forth below; (b) Equity Sponsors under each of the Equity Funding Agreements covering 100% of New England Hydro's and New Hampshire Hydro's equity requirements, respectively, having executed those Agreements; (c) members of NEPOOL having executed the amendments to the NEPOOL Agreement for Phase II in order that such amendments may become effective in accordance with the NEPOOL Agreement; and (d) the signatories to this Agreement having also signed and supplied all required documentation under the Phase II Massachusetts Transmission Facilities Support Agreement, the Phase II New Hampshire Transmission Facilities Support Agreement, the Phase II Boston Edison AC Facilities Support Agreement, the Use Agreement, and amendments to the NEPOOL Agreement relating to Phase II.

By September 15, 1988, each signatory to this Agreement shall provide certificates and legal opinions from counsel satisfactory to New England Power. together with certified copies of related resolutions, consents, approvals, authorizations, and other documents (Documentation) necessary to establish to the satisfaction of New England Power that all corporate and regulatory consents. waivers, approvals, authorizations and other actions necessary in connection with performance by such signatory of its obligations under the Agreement have been obtained and are in full force and effect, that the Agreement has been duly authorized, executed, and delivered by such signatory, and that it constitutes a binding commitment by the signatory enforceable in accordance with its terms. Forms of Documentation acceptable to New England Power are included in Attachment C hereto. Prior to signing this Agreement, each signatory has provided to New England Power a listing of all consents, waivers, approvals, authorizations, and other actions required for that signatory to deliver its Documentation.
Since Vermont Electric Power Company, Inc. (VELCO) and Massachusetts Municipal Wholesale Electric Company (MMWEC) represent a number of electric systems, in calculating their respective kilowatthour loads on Attachment A, they are deemed to have signed on behalf of those respective systems listed in Schedules I or II, respectively. By September l, 1988, VELCO and MMWEC will provide New England Power with copies of contracts with those respective systems which impose absolute and unconditional obligations on such systems to pay their proportionate shares of all costs incurred under this Agreement by VELCO or MMWEC, respectively. By that date, VELCO and MMWEC will also provide to New England Power as part of their Documentation certificates, legal opinions (from counsel satisfactory to New England Power), and other documents in form and substance satisfactory to New England Power representing unconditionally that all consents, waivers, approvals, and authorizations have been obtained by their contracting systems in connection with each such system's performance of its obligations under its respective contract with VELCO or MMWEC and that each such contract imposes "absolute and unconditional obligations on such systems to pay their proportionate shares of all costs incurred under this Agreement by VELCO or MMWEC, respectively, and has been duly authorized, executed, and delivered and 1s a binding commitment of such system enforceable in accordance with its terms. If regulatory approvals have not been obtained by September l, 1988, such representations shall be conditioned upon receipt of regulatory approvals.    VELCO and MMWEC will have until September 15, 1988, to receive such approvals and make such representations unconditionally. In order that percentages of participation be consistent among the Basic Agreements, VELCO and MMWEC shall have their contracts with their contracting systems cover the necessary commitments for each Basic Agreement.

All expenses in connection with obtaining and delivering any Documentation under this Agreement, including legal opinions, are to be borne by the signatory incurring such expense. New England Power will have no responsibility for any expenses incurred by VELCO and MMWEC in providing Documentation for their respective contracting systems.
In the event that VELCO or MMWEC does not provide such contracts and Documentation by the aforementioned deadlines, under this Agreement and similar contracts and documentation as required by the other Basic Agreements, for all electric systems shown on Schedules I or II, their respective kilowatthour loads on Attachment A will be automatically adjusted to equal the 1980 kilowatthour loads of those contracting electric systems for which the required contracts and Documentation have been provided. Promptly thereafter, New England Power will prepare and distribute an appropriately modified Attachment A with an additional column showing Support Shares for all Supporters and modified Schedules I and II.
Any signatory, that is unable to provide all Documentation
by the applicable deadlines required by this Section 2 and all similar documentation as required by the other Basic Agreements or that fails to obtain any regulatory approval required to deliver such Documentation by the applicable deadlines, will not be a Supporter under this Agreement and will not have any rights and obligations hereunder after the date of such deadline. All obligations of New England Power hereunder are subject to all regulatory approvals necessary for it to charge the Supporters in accordance with the terms of this Agreement having been obtained and no longer subject to appeal.
New England Power by written notice to all signatories may extend any deadline date specified in this Agreement to a later date, provided that any extension for longer than six months requires the consent of signatories that would have an aggregate Support Share of 66-2/3%.
Section 3. Effective Date and Term
This Agreement shall become effective (the Effective Date) upon the last to occur of the following dates:

(i)
the date that members of NEPOOL (including New England Power) serving at least 66 2/3% of the aggregate kilowatthour load in 1980 served by NEPOOL members have satisfied all conditions precedent to effectiveness set forth in Section 2;

(ii)
the date that New England Power shall give written notice to all other Supporters that it has determined (such notice to be promptly given upon such determination) that all regulatory approvals necessary for it to charge the Supporters in accordance with the terms of this Agreement have been obtained and are no longer subject to appeal; and

(iii)
the date that the last of the other Basic Agreements (excluding the Use Agreement) becomes effective or would become effective but for a condition that its effectiveness is subject to this Agreement becoming effective.

Upon execution and delivery of the Agreement by New England
Power and other members of NEPOOL serving at least 66 2/3% of the aggregate kilowatthour load in 1980 served by NEPOOL members, and notwithstanding any provision herein to the contrary, no signatory may terminate its obligations hereunder except in accordance with provisions of this Agreement.
The term of this Agreement shall expire on the later of (1) thirty years from the Date of Full Support Payment as defined in Section 14, or (ii) the date that the Phase II Massachusetts Transmission Facilities Support Agreement and the Phase II New Hampshire Transmission Facilities Support Agreement (the Phase II HVDC Support Agreements) ultimately terminate taking into account any optional renewal term. If all regulatory approvals authorizing New England Power to charge the Supporters in accordance with the Support Charge described in Section 13 hereof are not received by June 1, 1986, New England Power may thereafter elect to terminate this Agreement by notice in writing to the Supporters.
Section 4. Support Shares

A. Allocation. Each Supporter shall have and be charged with a percentage interest in all of the rights and obligations of the Supporters hereunder determined in accordance with this Section 4 (which interest is hereinafter referred to as its "Support Share").
The Support Share of each Supporter shall be computed both initially and as changed from time to time in accordance with the terms hereof by New England Power as hereinafter provided. Such computations shall be made as of the first day of any month in which there is a change in the number of Supporters or any change in the interest of any Supporter as herein provided. The initial computation is to be made on or before the Effective Date and subsequent computations are to be made in any month thereafter as of the first day of each month in which an interest is modified or terminated pursuant to any provision hereof. All computations shall be final unless there is a manifest error.
B. The Support Share of each Supporter, on and as of the initial computation, will be equal to its Participating Share at the time of calculation under the Phase II Massachusetts Transmission Facilities Support Agreement.
C. In the event that a Credit Enhanced Supporter (as defined in Section 13) is terminated hereunder after its initial Support Share is determined under Section 48 and the Phase II HVDC Support Agreements continue in effect at the time of such termination. the Support Share for each Supporter will be equal to its Participating Share at that time under the Phase II Massachusetts Transmission Facilities Support Agreement reflecting any reallocation on account of the terminated Supporter's termination of participation thereunder. If Equity Sponsors under the Equity Funding Agreements or their appointees are allocated Participating Shares under the Phase II HVDC Support Agreements, the Equity Funding Agreements provide that the Equity Sponsors or their appointees will become Supporters hereunder and shall execute appropriate documentation.
D. In the event that a Credit Enhanced Supporter (as defined in Section 13) is terminated hereunder after its initial Support Share is determined under Section 48, and the Phase II HVDC Support Agreements are terminated at the time of such termination, the Support Share for such terminated Credit Enhanced Supporter will be reallocated in accordance with the Equity Funding Agreements. If Equity Sponsors under the Equity Funding Agreements or their appointees are to be allocated Support Shares, the Equity Funding Agreements provide that the Equity Sponsors or their appointees will become Supporters hereunder and shall execute appropriate documentation.
E. Notwithstanding any provision i Section 4 A through D to the contrary, no reallocations under C or D above shall be made in the event of a default in any payment under Sections 17 or 18.

F. In the event that the Support Share of a terminated Supporter cannot be allocated under C above and the Phase II HVDC Support Agreements are in effect at the time of such termination, one or more Equity Sponsors or their appointees (as defined under the Equity Funding Agreements) may elect to increase their respective Support Shares by the Support Share of such terminated Supporter, provided that an equivalent election is made under the Phase II HVDC Support Agreements and the Phase II Boston Edison AC Facilities Support Agreement in order that support percentages hereunder are consistent therewith. If a Participant which is not an Equity Sponsor or an appointee of an Equity Sponsor accepts a voluntary allocation of participating shares under the Phase II HVDC Support Agreements, an equivalent allocation of the Support Shares of a terminated Supporter hereunder and under the Phase II Boston Edison AC Support Agreement shall be made. In the event that the Support Share of a terminated Supporter cannot be allocated under D above, and the Phase II HVDC Support Agreements are terminated at the time of such termination, one or more Equity Sponsors or their appointees (as defined under the Equity Funding Agreements) may elect to increase their respective Support Shares by the Support Share of such terminated Supporter. New England Power shall, by written notice to each Equity Sponsor, offer the Support Share of such terminated Supporter on a voluntary basis to the Equity

Sponsors or their appointees in accordance with a subscription process described in New England Power's offering letter, provided that if such Support Share is not so completely allocated, then New England Power will offer such unallocated Support Share as provided in Section 16B(ii) hereof.
Section 5. Relationship among Supporters
The rights and obligations of the Supporters hereunder are several, in accordance with their respective Support Shares, and not joint. The rights and obligations of New England Power hereunder are also several and not joint with those of the other Supporters or any one thereof. There is no intention to create by this Agreement, or by any grant, lease, license, or activity related hereto, an association, joint venture, trust, or partnership or to impose on New England Power or any other Supporter trust or partnership rights or obligations; and any such implied intention is expressly negated. Except as expressly provided in this Agreement, no Supporter shall have by virtue of this Agreement or of any such grant, lease, license, or activity the right or power to bind any other Supporter without its express written consent.
Section 6. Design and Construction of the AC Facilities
New England Power shall be responsible for the design, engineering, procurement, installation, and all other aspects of the construction of the AC Facilities, and any modifications or additions made to the AC Facilities at any time before or after completion of the AC Facilities, all in accordance with good utility practice. In carrying out these activities, New England Power may utilize the services of its affiliates and may also select and employ a financial adviser, legal counsel, design engineering firm, a construction engineering firm, consultants, and such other firms as it considers desirable. To the extent services are performed by an affiliate of New England Power, such affiliate will charge on the same basis that it would charge its costs to other affiliates pursuant to the rules and regulations of the Securities and Exchange Commission (SEC) under the Public Utility Holding Company Act of 1935 (the 1935 Act).
New England Power shall not commence construction of the AC Facilities until so authorized by Supporters (including New England Power) having at least 66-2/3 of the Support Shares. The date of commencement of construction of the AC Facilities shall mean the first firm commitment in excess of $5 million for procurement or construction of the AC Facilities.
New England Power intends, consistent with good utility practice, to construct the AC Facilities on a schedule consistent with the commercial operation of Phase II by September 1, 1990. However, New England Power does not represent that construction will be completed by such date or any other date.

Section 7. Operation and Maintenance of the AC Facilities
New England Power shall be responsible for the operation
and maintenance of the AC Facilities in accordance with good utility practice. New England Power shall use its best efforts to coordinate the operation and maintenance of the AC Facilities with the operation and maintenance of the Phase I and Phase II facilities. In carrying out these activities, New England Power may utilize the services of its affiliates and may also select and employ a financial adviser, legal counsel, consultants, and such other firms as it considers desirable. In furtherance of its responsibility, New England Power may from time to time designate a company, which need not be a Supporter, to operate and maintain the AC Facilities. To the extent services are performed by an affiliate of New England Power, such affiliate will charge on the same basis that it would charge its costs to other affiliates pursuant to the rules and regulations of the SEC under the 1935 Act.
Section 8. Termination of Phase II HVDC Support Agreements
Recognizing that the AC Facilities are necessary for the proper operation of Phase II as well as a part of New England Power's AC transmission system, New England Power shall use its best efforts to coordinate the construction and operation of the AC Facilities with the Phase I and Phase II facilities and its own AC transmission system in accordance with good utility practice. In the event that the Phase II HVDC Support

Agreements are terminated, New England Power, no less than 60 days before the effective date of termination of the Phase II HVDC Support Agreements (as such date is defined therein), shall request, in writing, that each Supporter respond to New England Power, in writing, within 30 days as to whether it desires the continued construction and/or operation of the AC Facilities, other than the AC Facilities described in item number 4 to Attachment B hereto. Failure to respond within such 30-day period by a Supporter shall be deemed to be an election by such Supporter to continue. If Supporters other than New England Power with Support Shares aggregating 50% or more respond that they desire to discontinue further construction and/or terminate operation of AC Facilities, the investment in AC Facilities with respect to such AC Facilities (other than those described in item number 4 to Attachment B hereto) shall be limited to those costs previously incurred or committed by New England Power or which are necessary to restore the right-of-way or other facilities to their original condition consistent with good utility practice.
If Supporters other than New England Power with Support Shares aggregating less than 50% respond that they desire to discontinue further construction and/or terminate operation of such other AC Facilities, New England Power Company shall continue to construct and/or operate all of the AC Facilities and all Supporters shall continue to be bound by this

Agreement. However, any Supporter electing not to continue may terminate its participation hereunder upon payment of its share of the net investment in the AC Facilities, provided that the other Supporters voluntarily agree to support 100% of the costs of the AC Facilities hereunder after such payment. If the other Supporters do not so agree to support 100% of such costs, then construction shall be discontinued and/or operation terminated of the AC Facilities as though Supporters other than New England Power with Support Shares aggregating 50% or more responded that they so desired to discontinue and/or terminate.
Notwithstanding any provision of this Section 8 to the contrary, in the event that the Phase II HVDC Support Agreements are terminated and construction has commenced on the portion of the AC facilities described in item number 4 to Attachment B hereto or such AC Facilities have commenced operation, New England Power may continue such construction and/or operation and if it continues shall do so in a manner consistent with good utility practice recognizing the desire of the Supporters to minimize costs.
Section 9. New England Power Relationship to Supporters
In carrying out its responsibilities hereunder, New England Power agrees that it shall use its best efforts to act for the collective benefit of all Supporters, to include in its contracts with independent contractors the customary provisions for assuring professional and workmanlike performance, including warranties, insurance coverage and other protections consistent with good utility practice, and to enforce its rights under such contracts against the other contracting parties to the extent reasonable, reserving the discretion to settle claims on a reasonable basis. All costs of construction, including damages caused by the risks of negligence (other than gross negligence) and other risks of construction in excess of the recoveries obtained from offending parties or insurers, shall be included as part of investment in the AC Facilities (as defined in Section 13 below) and all costs of operating the AC Facilities, including damages caused by risks of negligence (other than gross negligence) or other risks of operation in excess of any recoveries obtained from offending parties or insurers, shall be included in New England Power's operating costs (as defined in Section 13 below).
Section 10. Payment for Preliminary Costs
New England Power agrees to pay those New England utilities for costs initially paid by them that (i) were related to the AC Facilities incurred under the Preliminary Quebec Interconnection Support Agreement - Phase II (the Preliminary Agreement), and (ii) that are determined by New England Power to be capitalizable costs of the AC Facilities, in accordance with the Uniform System (as defined hereinafter in Section 13). Within ninety days after the Effective Date, New England

Power agrees to make the payment with interest calculated from the original date of payment using the monthly average rate on one month commercial paper as published in the Federal Reserve Bulletin for each month during such time period.
Section 11. Transmission of Power

A. The AC Facilities are expected to be part of at least two transmission interfaces of NEPOOL (AC Facilities Interface). These include:
1. The transmission interface between substations at Sandy Pond and Millbury (Interface A); and
2. The transmission interface between substations at Millbury and West Medway (Interface B).
Based on studies to be performed from time-to-time, NEPOOL will periodically determine the share of the interface transfer capability that the AC Facilities have contributed to each of the interfaces, allocated on an appropriate basis consistent with NEPOOL practice at the time (AC Facilities Interface Transfer Capability Share).
Each Supporter shall have a right to the delivery of power over each interface in an amount equal to its Support Share of the AC Facilities Interface Transfer Capability Share for that interface at the time (Supported Transfer Capability Share). The aggregate of the Supported Transfer Capability Shares less any portion of a Supporter's Supported Transfer Capability Share which is required for its specific entitlement transactions with Hydro-Quebec shall be available for the transfer of energy purchased by NEPOOL under the Phase II Firm Energy Contract.
For any transaction not covered by the NEPOOL Agreement or in the event that the NEPOOL Agreement is no longer in effect, each Supporter so using these interface transfer capabilities shall pay New England Power's then current applicable transmission rate.
B. In accordance with A. above, and subject to Section 12, New England Power shall deliver power over Interface A and/or Interface B or any other AC Facilities Interface as directed by the NEPEX Dispatch Center.    Electrical losses incurred in the transmission of this power shall be for the account of the Phase II Savings Fund in the case of the Phase II Firm Energy Contract, or for the account of the purchaser in the case of an entitlement transaction, and shall be determined in accordance with whatever NEPOOL procedures are applicable or in absence of such procedures, in accordance with procedures that New England Power then uses for others.
C. All payments made directly to New England Power under this Section 11 shall be made in accordance with the invoice procedure specified in Section 14.
Section 12. Sharing of Costs of Capacity Restrictions
A. After the AC Facilities are in commercial operation, if there is a transfer restriction on any AC Facilities Interface either with all facilities in service or with, one or more out of service, the total of the Supporters' share of any costs associated with the use of the interface for Phase II Firm Energy Contract transfers or Hydro-Quebec entitlement transactions during any hour that the restriction exists shall be determined in accordance with Attachment G hereto and shall be chargeable to the Hydro-Quebec Phase II Savings Fund or to individual Supporters who had Hydro-Quebec entitlement transactions during the hour the restriction occurred.
There may be a restriction and resultant sharing of costs on one AC Facilities Interface without there being any restrictions on other AC Facilities Interfaces. To the extent that the transfer capability of any of the AC Facilities Interfaces is restricted, New England Power's obligation to deliver power under Section 11 shall be appropriately reduced during the duration of the restriction.
B. In accordance with NEPEX procedures, prompt notification of the existence and magnitude of any such restriction will be made. All computations of the amount of restriction of the transfer capability of Interface A or B or any other Interface shall be made by NEPEX and shall be final unless there is a manifest error. NEPEX shall make all computations of the sharing of the costs of such restriction which shall be final unless there is a manifest error.

Section 13. Support Charge
Commencing with the month in which the Date of Full Support Payment occurs (as defined in Section 14) and in each month thereafter, each Supporter shall pay in accordance with Section 14 its Support Share of a monthly Support Charge in an amount determined in accordance with this Section 13, plus a Credit Enhancement Charge as calculated in accordance with Attachment F.
The Support Charge shall be equal to New England Power's total supported cost of service related to the AC Facilities for such month. The "total supported cost of service related to the AC Facilities" for any month commencing with the month in which the Date of Full Support Payment occurs shall equal (A+ B) where:
A= the Monthly Fixed Costs as determined in accordance with
Attachment D; and
B = the Monthly Operating Costs as determined in accordance with Attachment E.
All costs included in the total cost of service related to the AC Facilities shall be in accordance with the Uniform System of Accounts prescribed by the Federal Energy Regulatory Commission, as from time to time in effect.
If a Support Charge payment under Section 14 is to be calculated from a date other than the first day of a month, an appropriate proration of "A" and "B" above shall be made for such payment only.

On the fifteenth day of each month, New England Power will promptly pay to each Equity Sponsor its pro rata share of the Credit Enhancement Charges received through the preceding month.
Section 14. Payments
Commencing on or about the date that the AC Facilities are completed and ready for service (Date of Full Support Payment) and for each month thereafter, New England Power will render to each other Supporter an invoice for its Support Share of the Support Charge for such month calculated on an estimated basis for the current month and subject to corrective adjustment in subsequent months. Unless New England Power is prevented by circumstances beyond its reasonable control, New England Power shall use its best efforts to render final bills within two years after the end of the calendar year in which the estimated bill was rendered. New England Power will also render to each Supporter an invoice or notice for its Support Share of any amounts due under this Agreement (other than monthly Support Charges) including but not limited to payments to be made under Sections 16, 17, 18, and 19D.
Each Supporter shall promptly pay to New England Power the amount shown on any invoice submitted under this Section. New England Power will date and mail its monthly invoice for Support Charge on or about the 25th day of the month for the coming month and this invoice shall be due and payable by the 15th day of the coming month and if not paid within that time period shall bear interest compounded monthly from the first day of the month in which payment is due to the date when payment is made at an annual rate equal to two percent (2%) over the current interest rate on prime commercial loans from time to time in effect (the Base Rate) at the principal office of The First National Bank of Boston.
Any invoice or notice for payments due under this Agreement (other than a monthly Support Charge invoice) that is not paid when due shall bear interest compounded monthly from the mailing date of the invoice to the date when payment is made at an annual rate equal to two percent (2%) over the Base Rate at the principal office of The First National Bank of Boston.
Recognizing the need to provide additional financial security to induce New England Power and the Supporters to undertake the substantial obligations of this Agreement, each Equity Sponsor has agreed in the Equity Funding Agreement to pay, promptly upon request of New England Power a proportionate share of any invoice or notice rendered to a Credit Enhanced Supporter (as defined in Attachment F) under Section 14 (other than one for payments to be made under Sections 17 and 18) which remains unpaid for ninety days after the mailing date of the invoice. New England Power may render to each Equity Sponsor an invoice for its proportionate share, calculated as if participation of such nonpaying Credit Enhanced Supporter had been terminated and appropriate reallocation had been made under

Section 4, of the amount of such unpaid invoice or notice plus accrued interest thereon calculated at New England Power's short term borrowing rate or, if New England Power has no short term borrowings, at the Base Rate defined above.
All further invoices or notices as provided in the preceeding paragraph shall be telecopied or delivered by overnight courier and shall be paid within 15 days of the date thereof. If not paid within that time period, interest shall accrue on the unpaid balance from the date thereof at the rate of 2% above the Base Rate as specified in this Section 14. In the event that any such invoice or notice remains unpaid for 15 days after its date, New England Power may render to those paying Equity Sponsors further invoices or notices as specified above and subject to the provisions of Section 4E until all amounts due are paid. To the extent that any Equity Sponsor pays to New England Power any amount due pursuant to the preceding paragraph, it shall be subrogated to the rights of New England Power to recover from the nonpaying Supporter the excess it paid to New England Power with interest at the rate of 2% above the Base Rate as specified in this Section 14.
Since New England Power is also a Supporter, New England Power will bear its Support Share of the payments due hereunder without the need to issue an invoice or notice to itself.

Section 15. Character of Payment Obligations
The obligations of each Supporter to make payments hereunder, and to perform and observe all other agreements on its part contained herein, are absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any insolvency, composition, bankruptcy, reorganization, arrangement, liquidation or similar proceedings relating to New England Power, any other Supporter, or any affiliate thereof, (ii) any failure of the AC Facilities to operate for any reason, including but not limited to the failure of Hydro-Quebec to sell electric power to the Supporters, (iii) any damage to or destruction of the AC Facilities, including but not limited to any defect in the quality, condition, design, operation, or fitness for use of, or any loss of use of, all or any part of the AC Facilities, (iv) any interruption or prohibition of the use or possession by New England Power of, or any ouster or dispossession by paramount title or otherwise of New England Power from, all or any part of the AC Facilities, or any interference with such use or possession by any governmental agency or authority or other person or otherwise, (v) any inability to use the AC Facilities because a necessary license or other necessary public authorization cannot be obtained or is revoked, or because the utilization of such a license or authorization is made subject to specified conditions which are not met, (vi) any invalidity or unenforceability or disaffirmance by New England Power or any other Supporter of any provision of this Agreement or any failure, omission, delay, or inability of New England Power to perform any of its obligations contained herein, (vii) any amendment, extension, or other change of, or any assignment or encumbrance of any rights or obligations under, this Agreement, or any waiver or other action or inaction, or any exercise or nonexercise of any right or remedy, under or in respect to this Agreement, (viii) any inability of any Supporter or any other Supporter to obtain regulatory approvals for financing its Support Share of any obligations under this Agreement or for meeting any other obligations under this Agreement, or (ix) any inability to start, complete, or use the AC Facilities due to any other circumstance, happening, or event whatsoever, whether foreseeable or unforeseeable and whether similar or dissimi1ar to the foregoing, it being the intention of the parties hereto that all amounts payable by each Supporter in respect of this Agreement shall begin to be payable and shall continue to be payable in all events in the manner and at the time herein provided; provided, however, that nothing in this Section 15 shall (a) prevent a Supporter from transferring its interests and obligations hereunder to another Supporter prior to the Effective Date, or (b) impose any continuing liabilities or obligations on said transferring Supporter with respect to this Agreement incurred or relating to the period of time after said transferring Supporter's Support Share has been reduced to zero. In that connection, each Supporter hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which may at any time hereafter be conferred upon it, by statute or otherwise, to terminate, cancel, or surrender any of its obligations under this Agreement, and agrees that if, for any reason whatsoever, this Agreement shall be terminated in whole or in part by operation of law or otherwise, each Supporter will nonetheless promptly pay to New England Power amounts as required by Section 16 of this Agreement.
Notwithstanding the character of the above payment obligations, when the net proceeds from a total taking of the AC Facilities in an eminent domain proceeding or from insurance in the event of complete destruction of the AC Facilities have been received by New England Power in an amount equal to or greater than the amounts then due hereunder from the Supporters, then no payment shall be required.
Section 16. Default
A. If any of the following events (Events of Default) shall occur and be continuing:

(i)
a Supporter other than New England Power shall fail to pay to New England Power when due any amount which it has agreed to pay under any provision of this Agreement, and such failure shall continue for more than 15 days after written notice thereof has been given to such Supporter by New England Power; or

(ii)
a Supporter other than New England Power shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of its creditors; or any proceeding shall be instituted against a Supporter other than New England Power (and is not dismissed within sixty days), or by a Supporter other than New England Power, seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or if a Supporter other than New England Power shall take any action to authorize any of the actions set forth above in this subsection (ii); or

(iii)
a Supporter other than New England Power shall fail to perform any other obligation under this Agreement in accordance with the terms hereof, and such failure shall continue for more than 30 days after written notice thereof has been given to such Supporter by New England Power; or

(iv)
a Supporter other than New England Power shall experience an event of default under any of the other Basic Agreements or under any of the basic agreements for Phase I listed in the first paragraph of Section 1;

then, and in any such event, in addition to any other rights or remedies that it may have against such Supporter by reason thereof, New England Power shall, by written notice to such Supporter, terminate as of the date of such Event of Default, all rights of such Supporter under this Agreement; provided, however, that in no event shall New England Power terminate a defaulting Supporter under this Section 16 if planning or construction of the AC Facilities is terminated or cancelled under Section 17 or the AC Facilities are permanently shutdown under Section 17 or termination under Section 18 occurs (since no reallocation of Support Shares is required in such events). New England Power may with the approval of Supporters (including New England Power) having 66-2/3% or more of the Support Shares waive any Event of Default hereunder or grant extensions of time to cure any Event of Default.
B. Immediately upon termination of the rights of a Supporter pursuant to A above:
(i) if such defaulting Supporter was a Credit Enhanced Supporter as of the date of the Event of Default, then New England Power shall allocate the Support Share of the defaulting Supporter to Equity Sponsors or their appointees in accordance with Section 4C or D hereof; or
(ii) if such defaulting Supporter was not a Credit Enhanced Supporter as of the date of the Event of Default or the Support Share of the defaulting

Supporter cannot be allocated under Section 4C or D hereof, then New England Power shall offer the Support Share of such defaulting Supporter to Equity Sponsors or their appointees in accordance with Section 4F hereof; provided that, if such Support Share is not so completely allocated, then New England Power will offer such unallocated Support Share to any Supporter whose most junior long term debt securities are then rated at least one grade above investment grade or, if not so rated, who has obtained the consent of New England Power and Supporters, including New England Power, then having 66-2/3% or more of the Support Shares (such offer and allocation to be made in accordance with Section 4F hereof); and provided further that such Equity Sponsors, or their appointees or Supporters receiving such an allocation accept an equal participating share under the Phase II HVDC Support Agreements and the Phase II Boston Edison AC Facilities Support Agreement; and
(iii) the defaulting Supporter shall pay to New England Power, in addition to any other amounts due under any provisions of this Agreement, an amount equal to its Support Share of the investment in the AC Facilities (including any cost of removal and disposal) less any depreciation and amortization relating to the AC Facilities to the date of such payment. New England Power will credit any amounts so received (less any costs incurred by New England Power relating to such default) to the depreciation and amortization accounts for the AC Facilities.
C. New England Power or any Supporter shall be free to invoke such remedies at law or in equity as may be deemed appropriate against any Supporter that defaults under this Agreement.
Section 17. Delay. Suspension, Termination, Cancellation, or Shutdown of the AC Facilities
If at any time New England Power determines that continued planning, construction, or operation of the AC Facilities is not advisable for any reason New England Power deems appropriate, it may delay, restrict, suspend, terminate or cancel planning or construction, terminate operation, or shut the AC Facilities down.
If (i) planning or construction of the AC Facilities is to be terminated or cancelled, or (ii) the AC Facilities are to be permanently shutdown, then New England Power shall give each Supporter not less than ninety (90) days advance written notice of any such event. Each Supporter shall pay to New England Power within not less than ninety (90) days of New England Power's notice thereof an amount, as specified in such notice and calculated as of such date of payment, equal to the sum of its Support Share of the investment in AC Facilities (less any depreciation and amortization to the date of payment) together with all costs relating to or resulting from such termination, cancellation or permanent shutdown, including without limitation any costs of total or partial demolition and disposal of the AC Facilities net of any actual salvage value received by New England Power including the proceeds from any sale.
If because of serious financial constraints New England Power determines that it cannot continue construction of the AC Facilities, New England Power has the right to request contributions in aid of construction from the Supporters. If Supporters (of which New England Power shall be one) having at least 66-2/3 of the Support Shares agree to make the requested contributions, then all Supporters, including New England Power, shall make such payments in accordance with Section 14, and New England Power will credit the amount of such payments to the investment in AC Facilities. If Supporters having at least 66-2/3 of the Support Shares do not so agree to make the requested contributions, then New England Power may terminate construction of the AC facilities in accordance with the immediately preceding paragraph.
If Supporters other than New England Power Company with aggregate Support Shares of 50% or more do not agree with New England Power's decision to terminate or cancel construction of the AC Facilities under this Section 17 other than a termination made pursuant to the immediately preceding paragraph, New England Power shall, upon receipt of the full amounts due pursuant to this Section, undertake to permit one or more Supporters, as designated by such Supporters with aggregate Support Shares of 50% or more, to continue construction of the AC Facilities and to use and operate the AC Facilities upon completion of construction for the remaining term of this Agreement.
Section 18. Termination by New England Power
If at any time New England Power elects and so notifies in writing all other Supporters that, as a result of a default under Section 16, the Support Share of a terminated Supporter is not allocated pursuant to the required or voluntary reallocation provisions under this Agreement, each Supporter’s participation hereunder shall terminate not less than 90 days after the date of New England Power’s written notice (the "effective date of termination''), and each Supporter on or before the effective date of termination shall pay to New England Power an amount calculated in accordance with the second paragraph of Section 17.
Upon termination of this Agreement pursuant to this Section 18, New England Power shall offer each Supporter which (i) was not a terminated Supporter immediately prior to termination of the Agreement pursuant to this Section 18 and (ii) has paid all amounts due under the first paragraph of this Section 18, an opportunity to participate in a new support agreement, provided that participants in such new support agreement agree to pay 100% of the costs of service of New England Power related to the AC Facilities. The new support agreement will have a term equal to the remaining term of this Agreement. Other provisions of the new support agreement will be substantially similar to those in this Agreement. The investment in AC Facilities under the new support agreement shall be reduced by any amount received as termination payments hereunder which would be properly applied to utility plant accounts in accordance with the Uniform System less any costs of termination. Any participant in the new support agreement shall also be a supporter of the AC facilities of Boston Edison Company and, if the Phase II HVDC Support Agreements have not been terminated, of the transmission facilities of New Hampshire Hydro and New England Hydro.
No termination of this Agreement shall relieve any party of any obligation arising prior to making the payment to New England Power required by the first paragraph of this Section 18. In addition, notwithstanding the termination of this Agreement for other purposes, this Agreement shall continue in effect to the extent necessary to provide for paying all "windup costs" and final billings, billing adjustments and payments.

Section 19. Miscellaneous

A. Insurance. New England Power will at all times during the term of this Agreement keep the AC Facilities insured against such risks as electric utility companies, similarly situated, constructing and operating like properties, usually insure against. Any uninsured loss, damage, or liability related to the AC Facilities or arising out of New England Power's performance hereunder and any expenses in connection with any such loss, damage, or liability shall be deemed to be an expense reimbursable by the Supporters in accordance with Section 13. New England Power will assist any Supporter, at the Supporter's expense, in obtaining any other insurance coverage related to the AC Facilities that such Supporter requires. Upon request, New England Power will supply certificates of insurance coverage.
B. Limitation of Liability. For and in consideration of the fact that New England Power is undertaking to design, engineer, procure, install, construct, operate, and maintain the AC Facilities for and on behalf of the other Supporters and itself without any compensation or charge other than the payments provided under this Agreement, no Supporter shall be entitled to recover from New England Power or any affiliate or any shareholder, officer, director, employee, or agent of New England Power or any affiliate, any damages resulting from error or delay, whether or not due to negligence, in the design, engineering, procurement, installation or construction of the AC Facilities, or for any damage to the AC Facilities, any curtailment of power, or any other damages of any kind, including but not limited to consequential damages, arising out of or in connection with the performance of this Agreement by New England Power. Notwithstanding the above limitation, if New England Power is found by a court of competent jurisdiction to have intentionally violated this Agreement in a material manner or to have acted hereunder in a grossly negligent manner and if such court finding is final and no longer subject to appeal, then the Supporters shall be entitled to recover from New England Power direct damages (but not consequential or any other damages), resulting from such material intentional violation or gross negligence. New England Power will use its best efforts to enforce all contracts related to the construction and operation of the AC Facilities for the benefit of New England Power and the Supporters.
C. Audit. The books and records of New England Power (including metering records) related to this project shall be open to reasonable inspection and audit by any Supporter. The costs of any such audit, including the costs of New England Power in connection with such audit, shall be borne by the Supporter or Supporters requesting such audit. New England Power will promptly make any reasonable corrections necessitated as a result of such audit.

D. Cost Reimbursement. In the event New England Power reasonably incurs any costs not provided for elsewhere herein in connection with or as a result of planning, organizing, documenting, construction, suspensions, rescheduling, cancellation, operation, maintenance, shutdown, demolition, disposition, or termination of the AC Facilities, or otherwise arising in connection with this Agreement, each Supporter shall promptly reimburse to New England Power, within 15 days of the mailing date of the invoice, its Support Share of such costs. However, New England Power will endeavor to account for any additional costs, to the extent such additional costs are properly capitalizable, over the shorter of the then remaining useful life of the AC Facilities or the remaining term of the Agreement.
E. Uncontrollable Force. No delay or failure in the performance of any obligation by New England Power shall be deemed to exist if it is the result of an "uncontrollable force". The term "uncontrollable force" shall be deemed to mean any cause beyond the reasonable control of New England Power, which New England Power could not reasonably have been expected to avoid by exercise of due diligence and foresight, including, without limiting the generality of the foregoing, storm, flood, lightning, earthquake, fire, explosion, failure of facilities not due to lack of proper care or maintenance, civil disturbance, labor disturbance, sabotage, war, national emergency, or restraint by court or public authority. In such event, New England Power shall use reasonable diligence to notify the Participants of such event.
F. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and may be performed by, the successors and assigns of the parties and shall also be binding, insofar as permitted by law, on any receiver or trustee in bankruptcy, receivership, or reorganization of any party. Except (i) for a reallocation under Section 4 resulting from a default as provided in Section 16, (ii) for a sale, merger, or consolidation which results in the transfer of substantially all of a Supporter's assets to, and the assumption of all of the Supporter's obligations hereunder by, an electric utility which is a member of NEPOOL, and (iii) for an assignment by New England Power to an affiliated company of New England Power which expressly assumes New England Power's rights and obligations hereunder and acquires the AC Facilities, and (iv) for a transfer of any or all of a Supporter's Support Share prior to the Effective Date as provided in Section 4 hereof, no assignment of this Agreement shall operate to relieve the assignor of its obligations under this Agreement without the written consent of the parties hereto. Written notice to all parties will be given prior to any assignment hereunder.

G. Right of Setoff. No Supporter shall be entitled to set off against the payments required to be made by it hereunder (1) any amounts owed to it by New England Power, any affiliate of New England Power, or any other Supporter or (2) the amount of any claim by it against New England Power, any affiliate of New England Power, or any other Supporter. However, the foregoing shall not affect in any other way any Supporter's rights and remedies with respect to any such amounts owed to it by New England Power, any affiliate of New England Power, or any other Supporter or any such claim by it against New England Power or any other Supporter.
H. Amendments. New England Power shall have the right to amend the provisions of Section 13, including Attachments D and E, hereof from time to time by serving an appropriate statement of such amendment upon the Supporters and filing the same with the Federal Energy Regulatory Commission (or such other regulatory agency as may have jurisdiction) in accordance with the provisions of applicable laws and any rules and regulations thereunder, and the amendment shall thereupon become effective on the date specified therein, subject to any suspension order duly issued by such agency. The Supporters have the right to intervene in any regulatory proceeding brought by New England Power to consider such amendment of the provisions of Section 13.

Any amendments changing the Support Shares of the Supporters (other than changes in Support Shares pursuant to Sections 4 and 16), the rights of the Supporters or a Supporter as specified in Sections 11 and 12, or the several nature of the obligations and rights of the Supporters hereunder as specified in Section 5, shall require consent by all parties. All other amendments to this Agreement shall be by mutual agreement of Supporters (of which New England Power shall be one) owning Support Shares aggregating at least 66-2/3%, evidenced by a written amendment signed by New England Power and such Supporters; and New England Power and all Supporters shall be bound by any such amendment.
I. Notices. Except as the parties may otherwise agree, any notice, request, bill, or other communication relating to this Agreement, or the rights, obligations or performance of the parties hereunder, shall be in writing and shall be effective upon delivery. Any such communication shall be considered as duly delivered when delivered in person or mailed by registered or certified mail, postage prepaid, to the respective post office address of the other parties shown following the signatures of such other parties hereto, or such other address as may be designated by written notice given as provided in this paragraph I.
J. Governing Law. This Agreement shall be governed by and
construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

K. Other.

(1) No action, regardless of form, arising out of this Agreement may be brought by any party hereto more than three years after the cause of action has arisen.
(2) In the event that any clause or provision of this Agreement, or any part thereof, shall be declared invalid or unenforceable by any court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.
(3) All provisions of this Agreement providing for limitation of, or protection against, liability shall apply to the full extent permitted by law and shall survive either termination pursuant to this Agreement or cancellation.
(4) Each party shall, upon request of another party, execute and deliver any document reasonably required to implement any provision hereof.
(5) Any number of counterparts of this Agreement may be executed and each shall have the same force and effect as the original.
(6) This Agreement, with the other Basic. Agreements, Preliminary Quebec Interconnection Support Agreement - Phase II, the agreements with Hydro-Quebec regarding Phase II, and the basic agreements covering Phase I shall constitute the entire understanding among the parties and shall supersede any and all previous understandings pertaining to the subject matter of this Agreement.

(7) This Agreement is the act and obligation of the parties hereto in their corporate or governmental capacity, and any claim hereunder against any shareholder, director, officer, employee, or agent of any party, as such, is expressly waived.
IN WITNESS WHEREOF, the signatories have caused this Agreement to be executed by their duly authorized officers or agents.

NEW ENGLAND POWER COMPANY By s/ R.O. Bigelow Its Vice President Address: 25 Research Drive Westborough, MA 01582
Vermont Electric Power
Company, Inc., as agent
for each Vermont electric
utility named, and with
authority to bind each By
such utility to the Its President
extent of the percentage
interest of the VELCO
entitlement hereunder
that is specified, on
Schedule 1 to this
signature page.
VERMONT ELECTRIC POWER COMPANY, INC. By s/ John Zuckernick Its President Address: Pinnacle Ridge Road P. O. Box 548 Rutland, VT 05701
CENTRAL MAINE POWER COMPANY By s/ Donald F. Kelly Its Vice President of Power Supply Address: Edison Drive Augusta, ME 04336

BOSTON EDISON COMPANY By s/ Stephen J. Sweeney Its President & CEO Address: 800 Boylston Street Boston, MA 02199
CHICOPEE MUNICIPAL LIGHTING PLANT By s/ Herve L. Plasse Its Manager Address: 725 Front Street Chicopee, MA 01013
CENTRAL MAINE POWER COMPANY By s/ Donald F. Kelly Its Vice President of Power Supply Address: Edison Drive Augusta, ME 04336

THE CONNECTICUT LIGHT AND POWER COMPANY
WESTERN MASSACHUSETTS ELECTRIC COMPANY
HOLYOKE WATER POWER COMPANY
HOLYOKE POWER AND ELECTRIC COMPANY

By   s/ William B. Ellis
Their Chairman
c/o Northeast Utilities Service Co.

Address: P.O. Box 270
     Hartford, CT 06141-0270

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY By s/ Frank L. Childs Their Chairman Address: 285 John Fitch Highway P. O. Box 2070 Fitchburg, MA 01420

THE UNITED ILLUMINATING COMPANY By s/ Richard J. Grossi Its Exec. Vice President Address: 80 Temple Street New Haven, CT 06506
BANGOR HYDRO-ELECTRIC COMPANY . By s/ T.A. Greenquist Its President Address: 33 State Street Bangor, ME 04401
CANAL ELECTRIC COMPANY By s/ Jeremiah V. Donovan Its President Address: 675 Massachusetts Avenue Cambridge, MA 02139
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE By s/ R. J. Harrison Its President & Chief Executive Officer Address: 1000 Elm Street P. 0. Box 330 Manchester, NH 03105
MONTAUP ELECTRIC COMPANY By s/Arthur A. Hatch Its Vice President Address: c/o Eastern Utilities Associates P. 0. Box 2333 Boston, MA 02107

MASSACHUSETTS MUNICIPAL WHOLESALE ELECTRIC COMPANY By s/ Richard K. Byrne Its General Manager & Secretary Address: P. 0. Box 426 Ludlow, MA 01056
TAUNTON MUNICIPAL LIGHTING PLANT . By s/ Joseph M. Blain Its General Manager Address: 55 Weir Street Taunton, MA 02780
CONNECTICUT MUNICIPAL ELECTRIC ENERGY COOPERATIVE By s/ Maurice R. Scully Its Executive Director Address: 268 Thomas Road Groton, CT 06340
NEWPORT ELECTRIC CORPORATION By s/ Elliot G. Whitney Its President & Gen. Mgr. Address: 12 Turner Road P. O. Box 4128 Middletown, R.I. 02840-0011

UNITIL POWER CORP. By s/ David K. Foote Its Vice President Address: 436 South River Road RFD #9 Bedford, NH 03102-6197
PEABODY MUNICIPAL LIGHT PLANT . By s/ Bruce P. Patten Its Manager Address: 70 Endicott Street Peabody, MA 01960
APPROVED: By s/William A. Kennedy, Jr. Town Manager of Town of Holden Town of Holden	TOWN OF HOLDEN By s/Neil E. Murray Its Light Department Operating Manager Address: Reservoir Street Holden, MA 01520 Light Department's 1980 Kilowatthour load 63,676,000
Town of Middleborough	TOWN OF MIDDLEBOROUGH By s/John W. Dunfey Its General Manager Address: 32 South Main Street Middleborough, MA 02346 Light Department's 1980 Kilowatthour load 92,081,000

Town of Wakefield	TOWN OF WAKEFIELD By s/ William J. Wallace Its Manager Wakefield Mun. Lt. Dept. Address: 9 Albion Street Wakefield, MA 01880 Light Department's 1980 Kilowatthour load 107,609,000
Town of North Attleboro	TOWN OF NORTH ATTLEBORO . By s/ David Sweetland Its Manager Address: P.O. Box 790 North Attleboro, MA 02761 Light Department's 1980 Kilowatthour load 93,816,000
Town of Boylston	TOWN OF BOYLSTON By s/ Edward H. Kimbell Its Manager Address: Sanatorium Road Boylston, MA 01505 Light Department's 1980 Kilowatthour load 17,324,000

Town of Hingham	TOWN OF HINGHAM By s/ Joseph R. Spadea, Jr. Its Manager Address: Hingham Municipal Lighting Plant 19 Elm Street Hingham, MA 02043 Light Department's 1980 Kilowatthour load 103,929,000
Town of Rowley	TOWN OF ROWLEY . By s/ G. Robert Merry Its Manager Address: Rowley Municipal Lighting Plant 47 Summer Street Rowley, MA 01969 Light Department's 1980 Kilowatthour load 13,551,000
TOWN OF HUDSON By s/ Horst Huehmer Its Manager Address: TOWN OF HUDSON, Light & Power Department, Hudson, MA
WESTFIELD GAS & ELECTRIC LIGHT DEPARTMENT By s/ Daniel Golubek Its Manager Address: 100 Elm Street Westfield, MA 01085

Town of Braintree	TOWN OF BRAINTREE ELECTRIC LIGHT DEPARTMENT By s/ Walter R. McGrath Its General Manager Address: 44 Allen Street Braintree, MA 02184 Light Department's 1980 Kilowatthour load 267,289,000
Town of Danvers
TOWN OF DANVERS
.
By   s/ Wayne P. Marquis
Its Town Manager

By   s/ Michael W. Madore
Its Electric Superintendent

Address: Electric Division
     2 Burroughs Street
     Danvers, MA 01923

Light Department's
1980 Kilowatthour load 206,806,000

Town of West Boylston	TOWN OF WEST BOYLSTON By s/Charles H. Coughlin Its Manager Address: 4 Crescent Street West Boylston, MA 01583 Light Department's 1980 Kilowatthour load 43,974,000

CITY OF HOLYOKE By s/ G.E. Leary Its Manager Address: Gas & Electric Department 70 Suffolk Street Holyoke, MA 01040 City of Holyoke Light Department's 1980 Kilowatthour load 232,301,707
Town of Reading	TOWN OF READING . By s/ Allan Ames Its Secretary, Reading Municipal Light Board Address: 25 Haven Street P.O. Box 150 Reading, MA 01867 Light Department's 980 Kilowatthour load 401,794,849
CONCORD MUNICIPAL LIGHT PLANT By s/Steven E. Sheiffer Its Town Manager Address: 135 Keyes Road Concord, MA 01742

Town of Groton	TOWN OF GROTON By s/ Roger H. Beeltje Its Manager of Municipal Light Address: Groton Electric Light Department Station Avenue Groton, MA 01450 Light Department's 1980 Kilowatthour load 22,908,000
Town of Princeton	TOWN OF PRINCETON . By s/ Richard F. Wheeler Its Manager Address: Municipal Light Department 4 Town Hall Drive P.O. Box 247 Princeton, MA 01541-0247 Light Department's 1980 Kilowatthour load 7,130,000
Town of Shrewsbury	TOWN OF SHREWSBURY By s/ Thomas R. Josie Its Acting General Mgr Address: 100 Maple Avenue Shrewsbury, MA 01545 Light Department's 1980 Kilowatthour load 146,303,000

Town of Sterling	TOWN OF STERLING By s/William H. Rugg Its Manager Address: 50 Main Street Sterling, MA 01564-0430 Light Department's 1980 Kilowatthour load 24,510,000
Town of South Hadley	TOWN OF SOUTH HADLEY . By s/Wayne D. Doerpholz Its Manager Address: 85 Main Street South Hadley, MA Light Department's 1980 Kilowatthour load 99,981,000

VELCO SCHEDULE 1

Vermont Phase II Participant	1980 Kilowatthour Load	Percentage Interest
Central Vermont Public Service Corporation	1,895,922,200	58.1197
Citizens Utilities Company	184,496,600	5.6558
Franklin Electric Light Company, Inc.	7,159,900	0.2195
Green Mountain Power Corporation	1,174,519,500	36.0050

Schedule I

Vermont Electric Power Company, Inc.
Contracting Electric Systems

Central Vermont Public Service Corporation
Citizens Utilities Company
Franklin Electric Light Company, Inc.
Green Mountain Power Corporation

Schedule II

Massachusetts Municipal Wholesale Electric Company
Contracting Electric Systems

Massachusetts Systems
Town of Ashburnham Municipal Light Plant
Town of Georgetown Municipal Light Department
Town of Hull Municipal Lighting Plant
Town of Littleton Electric Light Department
Town of Mansfield Municipal Electric Department
Town of Marblehead Municipal Light Department
Town of Middleton Municipal Electric Department
Town of Paxton Municipal Light Department
Town of Templeton Municipal Lighting Plant

Rhode Island System
Pascoag Fire District

ATTACHMENT A

Except as provided below, if any participant does not receive required consents, waivers, regulatory approvals, or other actions of governmental authorities within the time period required by this Agreement, the listing of Participants and 1980 kilowatthour load will be appropriately modified.

Participant	1980 Kilowatthour Load
The Connecticut Light and Power Company	16,002,437,000
Western Massachusetts Electric Company	3,252,432,000
Holyoke Water Power Company	106,905,000
Holyoke Power and Electric Company	0
New England Power Company	15,444,975,840	(a), (b)
Boston Edison Company (Edison)	9,531,773,000	(b), (c)
Central Maine Power Company	6,053,571,000
Public Service Company of New Hampshire	5,043,242,871	(d)
The United Illuminating Company	4,715,078,120
Vermont Electric Power Company	3,262,098,200
Canal Electric Company	3,227,553,000
Montaup Electric Company	3,096,872,000	(e)
Bangor Hydro-Electric Company	1,305,625,118
Connecticut Municipal Electric Energy Cooperative	718,177,538
UNITIL Power Corp.	609,873,261	(f)
Massachusetts Municipal Wholesale Electric Company	470,025,000
Town of Reading Municipal Light Department	401,795,000
Newport Electric Corporation	382,745,000
Fitchburg Gas and Electric Light Co.	369,055,118
Taunton Municipal Lighting Plant	307,460,361
City of Chicopee Municipal Lighting Plant	279,273,169
Town of Braintree Electric Light Department	267,289,000
City of Peabody Municipal Light Plant	245,010,000
City of Westfield Gas & Electric Light Department	219,026,000
City of Holyoke Gas & Electric Light Department	214,448,000
Town of Danvers Electric Department	206,806,000
Town of Shrewsbury Electric Light Department	146,303,000
Hudson Light and Power Department	127,808,000
Town of Wakefield Municipal Lighting Department	107,609,000
Town of Hingham Municipal Lighting	103,929,000
Town of South Hadley Electric Light Department	99,981,000
Town of North Attleborough Electric Department	93,816,000
Town of Middleborough Gas and Electric Department	92,081,000
Town of Holden Municipal Light Department	63,676,000
Town of West Boylston Municipal Lighting Department	43,974,000
Town of Sterling Municipal Electric Department	24,510,000
Town of Groton Electric Light Department	22,908,000
Town of Boylston Municipal Light Department	17,324,000
Town of Rowley Municipal Light Department	13,551,000
Princeton Municipal Light Department	7,130,000
Town of Concord Municipal Light Plant	0	(c)
	76,698,146,596

(a) Includes New Hampshire retail 1980 kilowatthour load of 434,290,243.

(b)
The 1980 Kilowatthour loads shown for Boston Edison Company and New England Power Company have been adjusted to reflect the current status of Norwood as a full requirements customer of New England Power Company.

(c)
As of June 1, 1985, Concord continues to be a full requirements customer of Edison. At such time as Concord ceases to be a full requirements customer of Edison, for purposes of this Agreement, Concord shall have an additional Participating Share equal to 1.087% of Edison's initial Participating Share (based on a 1980 Kwh load of 103,629,000 Kwh for Concord) and Edison's Participating Share shall be reduced by such amount.

(d)    Includes New Hampshire retail 1980 kilowatthour load of 4,939,218,744.

(e)	The amount shown for Montaup Electric Company includes the load of the other members of the Eastern Utilities Associates system.

(f)	The amount shown for UNITIL Power Corp. represents the 1980 kilowatthour load of its affiliates, Concord Electric Company and Exeter & Hampton Electric Company.

ATTACHMENT B

Description of the AC Facilities

The AC Facilities will include the following:

1)     35.8 miles of 345 kV ac transmission line connecting Sandy Pond and Millbury #3 substations.

2)
16.0 miles of 345 kV ac transmission line connecting Millbury #3 to the West Medway substations (including about 2 miles of transmission line under lease from Boston Edison which provides Boston Edison with an option to terminate the lease and include such line under the Phase II Boston Edison AC Facilities Support Agreement).

3)     345 kV ac circuit breakers and miscellaneous equipment at Sandy Pond and Millbury #3.

4)
Remove and rebuild two sections of two 115 kV ac transmission lines and remove and rebuild portions of two 69 kV ac transmission lines and support structures on the Sandy Pond to Millbury right-of-way; and install 115 kV ac circuit breakers and miscellaneous substation equipment.

5)	Such other AC Facilities in Massachusetts as approved by the Supporters with aggregate Support Shares of 66 2/3% or more.

ATTACHMENT C

Forms of the following documentation:
1. Opinion of Counsel
2. Certificate
3. Incumbency and Signature Certificate
4. Directors' Vote

[Please note - governmental entities may make appropriate modifications to these documents to reflect that they are not corporations.]

[Form of Opinion of Counsel for Each Utility Participant]

New England Hydro-Transmission Electric Company, Inc.;
New England Hydro Transmission Corporation; or
New England Power Company

Gentlemen:

This opinion is furnished in connection with the execution and delivery by __________________ (the Company) of the following Agreements: _____________________

We have acted as counsel to the Company, one of the Utility Participants, in connection with the execution and delivery of the Basic Agreements. We participated in reviewing and/or drafting the Agreements.

As general [special] counsel to the Company, we are generally familiar with its affairs. [If special counsel is giving the opinion, describe relationship to the Company.] We have reviewed the proceedings taken by the Company in connection with its authorization, execution, and delivery of the Agreements and any documentation supplied by the Company thereunder. We have also examined executed counterparts of the Agreements, have made such other investigation, and have examined such other records and documents, and have made such examination of law and satisfied ourselves as to such other matters as we have deemed relevant and necessary in order to enable us to express the opinions set forth below.

Based upon and subject to the foregoing and to the further qualifications in this opinion, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of [the jurisdiction of its incorporation], has the corporate power to own its assets and to transact the business in which it is engaged, and is duly qualified as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

2. The Company has (and in the case of the Agreements at the time of execution and delivery thereof, had) full corporate power, and legal right to execute, deliver and perform the Agreements, and the Company has taken all necessary corporate action to authorize the execution, delivery, and performance by it of the Agreements.

3. The execution, delivery, and performance by the Company of the Agreements do not (a) contravene the Company's [charter documents] or by-laws, (b) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, or award known to us by which the Company is bound, (c) violate any indenture, instrument, or agreement known to us by which the Company is bound, or (d) result in or require the creation or the imposition of any lien pursuant to the provisions of any indenture, instrument, or agreement known to us by which the Company is bound.

4. No authorization, approval, consent, or other action by, and no notice to or filing with, any federal, state, or other governmental authority or regulatory body which has not been obtained or given and is not in full force and effect is required for the valid and lawful execution, delivery, and performance by the Company of the Agreements. [In this connection, to the extent it may be required by law, the approval of the Massachusetts Department of Public Utilities [Connecticut PUC, or other] has been given for the Agreements and the Company's performance thereunder by order(s) dated ___________, which remains in full force and effect.]

5. The Agreements have each been duly executed and delivered by the Company and constitute the legal, valid, and binding obligations of the Company enforceable against it in accordance with their respective terms.

6. No action, suit, proceeding, or investigation at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened against or affecting the Company or its property or rights which, if adversely determined, would materially impair the ability of the Company to perform its obligations under the Agreements is known to us. Our opinion that the Agreements are enforceable, each in accordance with the terms thereof, is qualified to the extent that the enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, and similar laws of general application affecting the rights and remedies of creditors and secured parties, and to the further extent that the availability of the remedies of specific enforcement, injunctive relief, or any other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

Very truly yours,

CERTIFICATE

I, (insert name), the Clerk (or Secretary or other principal recording officer) of (insert name of Utility Participant), a (insert state of organization) (the "Company") do hereby certify that:

(1) Attached hereto as Exhibit A is a true and correct copy of a vote duly adopted at a meeting of the Board of Directors of the Company, duly called and held on _______________________, 198_, and that such vote and the authority vested thereby have not been amended or revoked and are still in full force and effect.

(2) Attached hereto as Exhibit B is a true and correct copy of the Articles of Organization (or other charter documents) of the Company, as amended and in effect as of the date of this Certificate.

(3) Attached hereto as Exhibit C is a true and correct copy of the By-Laws of the Company, as amended and in effect as of the date of this Certificate.

(4) The persons (or person) listed on Exhibit D have been duly elected to the offices set forth adjacent to their respective names since the first day of June, 1985, and the signatures adjacent to their respective names are the genuine signatures of said officers.

IN WITNESS WHEREOF, I have placed my hand and the seal of the Company this _____________ day of ________________, 198_.

By:________________________________
Name:
Title:

CONFIRMATION OF INCUMBENCY AND SIGNATURE OF
CLERK, SECRETARY, OR OTHER PRINCIPAL RECORDING OFFICER

I, (name), (title) of the Company, do hereby certify that (name of officer executing certificate) is and at all times subsequent to _____________, 198_, has been the duly elected (title) of the Company and that the signature adjacent to his (or her) name is the genuine signature of said officer.

By:________________________________
Name:
Title:

FORM OF DIRECTORS' VOTE APPROVING AGREEMENTS

VOTED:
That in connection with this Company's participation in the Phase II expansion of the proposed interconnection between the New England Power Pool companies and Hydro-Quebec, the execution and delivery on behalf of this Company by__________________ , President, of the following agreements: (being collectively referred to in this vote as "Agreements") copies of which Agreements have been presented at this meeting, are hereby authorized, approved, ratified, and confirmed, and that the officers of this Company are further authorized severally to take any and all such further actions including the execution and delivery of such further documents, as such officers or any of them may deem necessary or appropriate in connection with the actions and documents authorized by this vote.

ATTACHMENT D

Determination of Monthly Fixed Costs

Monthly Fixed Costs shall be 1/12 of the sum of Items 4, 5, 6, and 7 below.

Item 1. Investment in AC Facilities

Investment in AC Facilities shall be the total cost incurred by New England Power from time to time, as reflected in its plant accounts, of constructing the AC Facilities including construction work in progress, less a credit to reflect the difference in cost between the size of the existing conductors and those being installed for facilities described in item 4 of Attachment B. The amount of any contributions in aid of construction made in accordance with Section 17 shall be credited to the investment in AC Facilities. The net book value of the portion of New England Power's rights of way allocable to the new 345 kV facilities shall be included in the investment in the AC Facilities. New England Power shall credit to investment in AC Facilities any amounts it receives from Boston Edison for the sale of a portion of the AC Facilities described in item (2) to Attachment B hereto, excluding any expenses relating to such sale.

Item 2. Net Investment in AC Facilities

The net investment in AC Facilities at any time shall be the investment in the AC Facilities determined in accordance with Item 1 less the sum of the following taken at the same time:

(a) Accumulated depreciation accrued at the rate applicable in accordance with Item 7 and reflecting retirements, costs of removal and salvage, and

(b) Accumulated deferred Federal and state income taxes (not including any reserves for investment tax credits) arising from liberalized depreciation which are available to New England Power with respect to the AC Facilities under tax laws existing from time to time during the term of this Agreement.

Item 3. Prepaid Items and Working Capital

Prepaid items and working capital shall be the cost to New England Power of prepaid expenses and materials and supplies reasonably required to be on hand for the AC Facilities plus an allowance for cash working capital. Any allowance for cash working capital shall be limited to that not sufficiently recovered through the use of estimated billing for the current month.

Item 4. Investment Expense

The annual investment expense shall be the annual cost of capital related to the AC Facilities determined by multiplying (a) the arithmetic average of the sum of Items 2 and 3 determined as of the beginning and end of the current year by (b) the overall rate of return determined in accordance with the further provisions of this Item 4.

The overall rate of return shall equal the sum of the long-term debt, preferred stock, and common equity components, determined as follows:

(a) Long-term Debt Component
The long-term debt component shall be the product of (1) the weighted average effective cost of money of 30-year taxable bonds issued by New England Power during the period from the Effective Date to the Date of Full Support Payment or, in the event that no such bonds are issued in this period, the yield on "A" utility bonds at the end of the year prior to the Date of Full Support Payment as published by Moody's Investors Service, times (2) the actual ratio of long-term debt to total permanent capital of New England Power at the end of the year prior to the Date of Full Support Payment.

(b) Preferred Stock Component

The preferred stock component shall be the product of (1) the weighted average effective cost of money of preferred stock issued by New England Power during the period from the Effective Date to the Date of Full Support Payment or, in the event that no such preferred stock is issued in this period, the dividend rate on "A" utility preferred stocks at the end of the year prior to the Date of Full Support Payment as published by Moody's Investors Service, times (2) the actual ratio of preferred stock to total permanent capital of New England Power at the end of the year prior to the Date of Full Support Payment.

(c) Common Equity Component

The common equity component shall be the product of (1) the Return on Equity times (2) the actual ratio of common equity to total permanent capital of New England Power at the end of the year prior to the Date of Full Support Payment.

"Return on Equity" shall be the return on equity on file with the FERC and in effect under the Federal Power Act. New England Power shall from time to time request from the FERC a specific return on equity.

Item 5. Income and Franchise Tax Expenses

The income and franchise tax expenses shall be the annual amount of such taxes charged to expense by New England Power with respect to the AC Facilities after taking into account the normalization of timing differences and the flow through of permanent differences between book income and tax income. New England Power shall normalize investment tax credits relating to the AC Facilities by crediting expenses by an amount sufficient to amortize the balance in New England Power's unamortized investment tax credit account relating to the AC Facilities over the same period which NEP depreciates its other facilities which are similar to the AC Facilities.

Item 6. Property and Other Tax Expense

The property and other tax expense shall be the annual property tax expense and any other tax expense charged by New England Power to expense and directly allocable with respect to the AC Facilities.

Item 7. Depreciation Expense

The annual depreciation expense shall be a percentage of the depreciable portion of the investment in the AC Facilities determined in accordance with Item 1 (including estimated cost of removal less any salvage which salvage value, for the purpose of calculating such depreciation will not exceed the amount of cost of removal). The percentage shall be established on a straight line basis over the same period which NEP depreciates its other facilities which are similar to the AC Facilities.

ATTACHMENT E

Determination of Monthly Operating Costs

Monthly operating costs shall be the actual expense related to operation and maintenance of the AC Facilities or reasonable estimates thereof for the billed month as reportable on FERC Form No. 1, or any amendment thereto or replacement thereof, plus overheads consisting of allocable administrative and general expenses and payroll-related taxes. Procedures used in determining appropriate overheads shall be in accordance with good utility accounting practice and consistent with New England Power's usual practices. After the AC Facilities described in item number 4 on Attachment B are completed, monthly operating costs shall exclude any such costs relating to such AC Facilities.

Prior to the Date of Full Support Payment, New England Power will accrue all monthly operating costs incurred which relate to the AC Facilities in a deferred asset account on its books. On or about the Date of Full Support Payment and monthly thereafter, New England Power will include with its current monthly operating cost charges relating to the AC Facilities amounts sufficient to amortize such previously accrued operating costs over five years. Until such costs are billed and recovered from the Supporters, New England Power will accrue interest on such unamortized deferred operating cost charges at a rate equivalent to its current overall rate of return including a provision for taxes.

ATTACHMENT F

As a result of the support arrangements for building, owning, and financing the AC Facilities, Equity Sponsors under the Equity Funding Agreements have provided certain credit support for the project in excess of their Support Shares or those of their appointees.

A Credit Enhanced Supporter shall mean any Supporter which is also then a Credit Enhanced Participant under either of the Phase II HVDC Support Agreements. If the Phase II HVDC Support Agreements have been terminated, then a Credit Enhanced Supporter shall mean any Supporter that, immediately prior to the effective date of termination of the Phase II HVDC Support Agreements, was also a Credit Enhanced Participant thereunder.

As compensation to Equity Sponsors for providing this additional credit support, a Credit Enhancement Charge is required to be paid by the Supporters. If a Supporter is a Credit Enhanced Supporter by reason of below-investment grade, withdrawn or suspended debt ratings, the Credit Enhancement Charge attributed to that Credit Enhanced Supporter will be paid by all Supporters with each Supporter paying its Support Share thereof; provided, however, that if a Supporter is a Credit Enhanced Supporter due to lack of debt ratings, the Credit Enhancement Charge attributed to that Credit Enhanced Supporter shall be paid by such Supporter.

The Credit Enhancement Charge (A) attributed to a Credit Enhanced Supporter is a dollar value determined monthly by the following formula for each Supporter which is a Credit Enhanced
Supporter (or was a Credit Enhanced Supporter):

A = 1/12 x B/100 x C/100 x D x E/100 + F

where B = the Supporter's Support Share (in percent)

C =
the ratio of long-term debt to total permanent capital of New England Power (a) if prior to the month in which the Date of Full Support Payment occurs, at the end of the month, or (b) if in or after the month in which the Date of Full Support Payment occurs, at the end of the calendar year prior to the Date of Full Support Payment (in percent).

D =     the net investment in AC Facilities at the end of the month.

E =     debt premium (in percent) for the Credit Enhanced Supporter as shown in the following table:

Credit Enhanced Supporter's Debt Rating*	E(%)

Below B3 or not rated	7.57
B3	5.32
B2	4.82
B1	4.32
Ba3	3.82
Ba2	3.32
Bal	2.82

*Debt rating shall be the lower of the two highest ratings assigned to the Credit Enhanced

Supporter's junior long-term debt by Moody's, Standard and Poor's, and Duff & Phelps, converted to a Moody's equivalent as measured at the date such Supporter first became a Credit Enhanced Supporter. If the Supporter has a Support Share of four tenths of one percent (0.4%) or less and has only one debt rating, then the debt rating for that Supporter shall be such rating converted to a Moody's equivalent as measured at the date such Supporter first became a Credit Enhanced Supporter.

F =
an amount calculated as follows: During the period from the Effective Date to the Date of Full Support Payment, F shall equal 0 and the Credit Enhancement Charge calculated during such period pursuant to the above formula shall be accrued for each Supporter with interest calculated at New England Power's AFDC rate. After the Date of Full Support Payment, such previously accrued amount for such Supporter shall be treated as if it represented additional investment in the AC Facilities relating only to such Supporter. As a result, F shall include monthly amounts representing amortization of such previously accrued amount (with amortization over the same period which the investment in the AC Facilities is being amortized) plus one-twelfth of the overall rate of return (as defined in Attachment D hereof) times such unamortized accrued amount plus a provision for income taxes.

ATTACHMENT G

Determination of Supporters' Share of
Costs Associated with Interface Restrictions

The following methodology is meant to provide a general framework to determine the sharing of costs under Section 12A. The Supporters recognize that given the term of this Agreement, this methodology may have to be changed from time to time to reflect then current practices. Modifications shall be proposed by New England Power Company for approval by Supporters with aggregate Support Shares of 66-2/3% or more.

Determination of such costs shall be as follows:

1. Separate load flow studies will be made from time to time for each Hydro-Quebec purchase with deliveries from Hydro-Quebec represented by an appropriate allocation between Comerford and Sandy Pond. These load flow studies will be revised with each major change in transmission system configuration.

2..
For the load flow case representing the Phase II Firm Energy Contract, a load equal to each Supporter's percent share of the Hydro-Quebec maximum delivery, less any reductions for any entitlement transactions with Hydro-Quebec, will be represented at each Supporter's load center(s). For each load flow case representing a specific entitlement purchase from Hydro-Quebec, the entire maximum delivery from Hydro-Quebec will be represented at the load center(s) of the purchaser.

3.	For each load-flow case, the aggregate resulting flow across the limited interface will be calculated.

4.
In each case, this resulting flow will then be compared (i) to the AC Facilities Interface Transfer Capability Share less reductions for entitlements in the case of the Phase II Firm Energy Contract or (ii) to the individual Supporter's Supported Transfer Capability Share or fraction thereof in the case of an entitlement transaction with Hydro-Quebec. If the flow is in excess of the allocated transfer capability, the amount in excess will be used in the then applicable NEPOOL procedure to determine the dollar amount (if any) chargeable as a result of the restriction either to the Phase II Hydro-Quebec

Savings Fund or to the individual Supporter, as applicable. If the allocated transfer capability exceeds the above determined flow, there is no charge related to the transaction with Hydro-Quebec and this excess may be used by the Supporter for other transactions.

CONFORMED

AMENDMENT NO. 1
TO
PHASE II NEW ENGLAND POWER AC
FACILITIES SUPPORT AGREEMENT

This Amendment, dated as of May 1, 1986, is between New England Power Company (New England Power), and the New England utilities listed in Attachment A to the Phase II New England Power AC Support Agreement, dated as of June 1, 1985 (the "New England Power AC Support Agreement"), and amends the New England Power AC Support Agreement as hereinafter provided.

In consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the provision of Section 19H of the New England Power AC Support Agreement, it is hereby agreed as follows:

1 Certain terms defined in the New England Power AC Support Agreement are used herein with the meanings there provided.

2. Attachments A and F of the New England Power AC Support Agreement are hereby deleted and replaced with the Attachments A and F attached hereto.

3. This Amendment shall become binding upon New England Power and the Supporters when it has been executed by Supporters (of which New England Power shall be one) owning Support Shares aggregating at least 66-2/3%.

4. Any number of counterparts of this Amendment may be executed, and each shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument.

IN WITNESS WHEREOF, the signatories have caused this Amendment to be executed by their duly authorized officers or agents.

NEW ENGLAND POWER COMPANY By s/ J.F. Kaslow Its President Address: 25 Research Drive Westborough, MA 01582

VERMONT ELECTRIC POWER COMPANY, INC., as
Agent for Central Vermont Public Service
Corporation, Citizens Utilities Company,
Franklin Electric Light Company, Inc., and
Green Mountain Power Corporation

By  s/ Richard W. Mallary
Its President

Address: Pinnacle Ridge Road
      P. O. Box 548
     Rutland, VT 05701

CENTRAL MAINE POWER COMPANY By s/ Donald F. Kelly Its Vice President, Power Supply Address: Edison Drive Augusta, ME 04336
BOSTON EDISON COMPANY By s/ Stephen J. Sweeney Its President & CEO Address: 800 Boylston Street Boston, MA 02199

CHICOPEE MUNICIPAL LIGHTING PLANT By s/ Herve L. Plasse Its Manager Address: 725 Front Street Chicopee, MA 01013

THE CONNECTICUT LIGHT AND POWER COMPANY
WESTERN MASSACHUSETTS ELECTRIC COMPANY
HOLYOKE WATER POWER COMPANY
HOLYOKE POWER AND ELECTRIC COMPANY

By   s/ W.T. Schultheis
Their Vice President

Address: c/o Northeast Utilities Service Company
     P.O. Box 270
     Hartford, CT 06141-0270

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY By s/ Frank L. Childs Its President Address: 285 John Fitch Highway P. O. Box 2070 Fitchburg, MA 01420
THE UNITED ILLUMINATING COMPANY By s/ Richard J. Grossi Its Exec. Vice President & COO Address: 80 Temple Street New Haven, CT 06506

BANGOR HYDRO-ELECTRIC COMPANY . By s/ T.A. Greenquist Its Chairman of the Board and President Address: 33 State Street Bangor, ME 04401
CANAL ELECTRIC COMPANY By s/ Jeremiah V. Donovan Its President Address: 675 Massachusetts Avenue Cambridge, MA 02139
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE By s/ R. J. Harrison Its President and Chief Executive Officer Address: 1000 Elm Street P. 0. Box 330 Manchester, NH 03105
MONTAUP ELECTRIC COMPANY By s/Arthur A. Hatch Its Vice President Address: c/o Eastern Utilities Associates P. 0. Box 2333 Boston, MA 02107

MASSACHUSETTS MUNICIPAL WHOLESALE ELECTRIC COMPANY By s/ Richard K. Byrne Its General Manager & Secretary Address: P. 0. Box 426 Ludlow, MA 01056

TAUNTON MUNICIPAL LIGHTING PLANT . By s/ Joseph M. Blain Its General Manager Address: 55 Weir Street Taunton, MA 02780
CONNECTICUT MUNICIPAL ELECTRIC ENERGY COOPERATIVE By s/ Maurice R. Scully Its Executive Director Address: 268 Thomas Road Groton, CT 06340
NEWPORT ELECTRIC CORPORATION By s/ Elliot G. Whitney Its President & Gen. Mgr. Address: 12 Turner Road P. O. Box 4128 Middletown, R.I. 02840-0011
UNITIL POWER CORP. By s/ David K. Foote Its Vice President Address: 40 Constitution Drive Bedford, NH 03102-6197

PEABODY MUNICIPAL LIGHT PLANT . By s/ Bruce P. Patten Its Manager Address: 70 Endicott Street Peabody, MA 01960
TOWN OF HOLDEN By s/ Neil E. Murray Its Light Department Op. Mgr. By s /Brian J. Bullock Its Town Manager Address: Reservoir Street Holden, MA 01520
TOWN OF MIDDLEBOROUGH By s/John W. Dunfey Its Manager Address: Town Hall Nickerson Avenue Middleborough, MA 02346
TOWN OF WAKEFIELD By s/ William J. Wallace Its Manager Address: 9 Albion Street Wakefield, MA 01880

TOWN OF NORTH ATTLEBORO . By s/ David Sweetland Its Manager Address: P.O. Box 790 North Attleboro, MA 02761
TOWN OF BOYLSTON By Its Address: Sanatorium Road Boylston, MA 01505
TOWN OF HINGHAM By s/ Joseph R. Spadea, Jr. Its Manager Address: Hingham Municipal Lighting Plant 19 Elm Street Hingham, MA 02043
TOWN OF ROWLEY . By s/ G. Robert Merry Its Manager Address: Rowley Municipal Lighting Plant 47 Summer Street Rowley, MA 01969

TOWN OF HUDSON LIGHT AND POWER DEPARTMENT By s/ Horst Huehmer Its Manager Address: Hudson, MA
WESTFIELD GAS & ELECTRIC LIGHT DEPARTMENT By s/ Daniel Golubek Its Manager Address: 100 Elm Street Westfield, MA 01085
TOWN OF BRAINTREE ELECTRIC LIGHT DEPARTMENT By s/ Walter R. McGrath Its General Manager Address: 44 Allen Street Braintree, MA 02184
TOWN OF DANVERS . By s/ Michael w. Madore s/ Newton H. Sweet, Jr. Its Electric Supt. / Acting Town Manager
TOWN OF WEST BOYLSTON By s/Charles H. Coughlin Its Manager Address: 4 Crescent Street West Boylston, MA 01583

CITY OF HOLYOKE By s/ G.E. Leary Its Mgr. Address: Gas & Electric Department 70 Suffolk Street Holyoke, MA 01040
TOWN OF READING . By s/ Allan Ames Its Secretary, Reading Municipal Light Board Address: 25 Haven Street P.O. Box 150 Reading, MA 01867
CONCORD MUNICIPAL LIGHT PLANT By s/Steven E. Sheiffer Its Town Manager Address: 135 Keyes Road Concord, MA 01742
TOWN OF GROTON By s/ Roger H. Beeltje Its Manager Address: Groton Electric Light Department Station Avenue Groton, MA 01450

TOWN OF PRINCETON . By s/ Richard F. Wheeler Its Manager Address: Municipal Light Department 4 Town Hall Drive P.O. Box 247 Princeton, MA 01541-0247
TOWN OF SHREWSBURY By s/ Thomas R. Josie Its General Mgr Address: 100 Maple Avenue Shrewsbury, MA 01545
TOWN OF STERLING By s/William H. Rugg Its Manager Address: 50 Main Street Sterling, MA 01564-0430
TOWN OF SOUTH HADLEY . By s/Wayne D. Doerpholz Its Manager Address: 85 Main Street South Hadley, MA

5/29/86
ATTACHMENT A

If any participant does not receive required consents, waivers, regulatory approvals, or other actions of governmental authorities within the time period required by this Agreement, the listing of Supporters and 1980 kilowatthour load will be appropriately modified.

SUPPORTERS	1980 KILOWATTHOUR LOAD
Fitchburg Gas and Electric Light Co.	369,055,118
The United Illuminating Company	4,715,078,120
Bangor Hydro-Electric Company	1,305,625,118
Canal Electric Company	3,227,553,000
Public Service Company of New Hampshire	5,043,242,871
Central Maine Power Company	6,053,571,000
Vermont Electric Power Company	3,262,098,200
Boston Edison Company (Edison)	9,531,773,000	(c), (d)
City of Chicopee Municipal Lighting Plant	279,273,169
The Connecticut Light and Power Company	16,002,437,000
Western Massachusetts Electric Company	3,252,432,000
Holyoke Water Power Company	106,905,000
Holyoke Power and Electric Company	0
Newport Electric Corporation	382,745,000
Montaup Electric Company	3,096,872,000	(b)
Connecticut Municipal Electric Energy Cooperative	718,177,538
Massachusetts Municipal Wholesale Electric Company (MMWEC)	483,576,000	(c), (f)
Taunton Municipal Lighting Plant	307,460,361
UNITIL Power Corp.	609,873,261	(e)
New England Power Company (NEP)	15,444,975,840	(a), (d)
Town of Peabody Municipal Light Plant	245,010,000	(f)
Town of Holden Municipal Light Department	63,676,000	(f)
Hudson Light and Power Department	127,808,000	(f)
Town of Middleborough Gas and Electric Department	92,081,000	(f)
Town of Braintree Electric Light Department	267,289,000	(f)
Town of Hingham Municipal Lighting Plant	103,929,000	(f)
Town of Boylston Municipal Light Department	17,324,000	(f)
Town of North Attleborough Electric Department	93,816,000	(f)
Town of Wakefield Municipal Lighting Department	107,609,000	(f)
City of Westfield Gas & Electric Light Department	219,026,000	(f)
Town of Danvers Electric Department	206,806,000	(f)
Town of West Boylston Municipal Lighting Plant	43,974,000	(f)
City of Holyoke Gas & Electric Light Department	214,448,000	(f)
Town of Reading Municipal Light Department	401,795,000	(f)
Town of Concord Municipal Light Plant	0	(c), (f)
Town of Groton Electric Light Department	22,908,000	(f)

5/29/86

Princeton Municipal Light Department	7,130,000	(f)
Town of Shrewsbury Electric Light Department	146,303,000	(f)
Town of Sterling Municipal Electric Department	24,510,000	(f)
Town of South Hadley	99,981,000	(f)

(a) Includes New Hampshire retail 1980 kilowatthour load of 434,290,243.

(b) The amount shown for Montaup Electric Company includes the load of the other members of the Eastern Utilities Associates system.

(c) (1) Concord Municipal Light Plant has elected to be a direct signatory to this Agreement. However, if it does not receive required consents, waivers, regulatory approvals, or other actions of governmental authorities within the time period required, Concord will be grouped with MMWEC. (2) As of June 1, 1985, Concord continues to be a full requirements customer of Edison. At such time as Concord ceases to be a full requirements customer of Edison, for purposes of this Agreement, either Concord or MMWEC, whichever is appropriate, shall have an additional Support Share equal to 1.087% of Edison's initial Support Share (based on a 1980 Kwh load of 103,629,000 Kwh for Concord) and Edison's Support Share shall be reduced by such amount.

(d) The 1980 kilowatthour loads shown for Boston Edison Company and New England, Power Company have been adjusted to reflect the current status of Norwood as a full requirements customer of New England Power Company.

(e) The amount shown for UNITIL Power Corp. represents the 1980 kilowatthour load of its affiliates, Concord Electric Company and Exeter & Hampton Electric Company.

(f) The amount shown for any of these municipal utilities will be added to MWEC's amount if such municipal (i) does not receive the required consents, waivers, regulatory approvals, or other actions of governmental authorities within the time period required by this Agreement, and (ii) elects at that time to be grouped with MMWEC.

5/29/86

ATTACHMENT F

As a result of the support arrangements for building, owning, and financing the AC Facilities, Equity Sponsors under the Equity Funding Agreements have provided certain credit support for the project in excess of their Support Shares or those of their appointees. As compensation to Equity Sponsors for providing this additional credit support, a Credit Enhancement Charge is required to be paid by each Supporter which is a Credit Enhanced Supporter or was a Credit Enhanced Supporter during construction of the AC Facilities that has not fully paid its Credit Enhancement Charge accrued during the construction period.

The Credit Enhancement Charge (A) is a dollar value determined monthly by the following formula for each Supporter which is a Credit Enhanced Supporter (or was a Credit Enhanced Supporter as described above):
A = 1/12 x B/100 x C/100 x D x E/100 + F

where B = the Supporter's Support Share (in percent)

C =
the ratio of long-term debt to total permanent capital of New England Power (a) if prior to the month in which the Date of Full Support Payment occurs, at the end of the month, or (b) if in or after the month in which the Date of Full Support Payment occurs, at the end of the calendar year prior to the Date of Full Support Payment (in percent).

5/29/86
D = the net investment in AC Facilities at the end of the month.

E = debt premium (in percent) for the Credit Enhanced Supporter as shown in the following table:

Credit Enhanced Supporter's Debt Rating*	E(%)
Below B3 or not rated	7.57
B3	5.32
B2	4.82
B1	4.32
Ba3	3.82
Bat	3.32
Bal	2.82

*Debt rating shall be the lower of the two highest ratings assigned to the Credit Enhanced Supporter's junior long-term debt by Moody's, Standard and Poor's, and Duff & Phelps, converted to a Moody's equivalent as measured at the date such Supporter first became a Credit Enhanced Supporter. If the Supporter has a Support Share of four tenths of one percent (0.4%) or less and has only one debt rating, then the debt rating for that Supporter shall be such rating converted to a Moody's equivalent as measured at the date such Supporter first became a Credit Enhanced Supporter.

F =
an amount calculated as follows: During the period from the Effective Date to the Date of Full Support Payment, F shall equal 0 and the Credit Enhancement Charge calculated during such period pursuant to the above formula shall be accrued for each Supporter with interest calculated at New England Power's AFDC rate. After the Date of Full Support Payment, such previously accrued amount for such Supporter shall be treated as if it represented additional investment in the AC Facilities relating only to such Supporter. As a result, each such Supporter shall pay as F monthly amounts representing amortization of such previously accrued amount (with amortization over the same period which the investment in the AC Facilities is being amortized) plus one-twelfth of the overall rate of return (as defined in Attachment D hereof) times such unamortized accrued amount plus a provision for income taxes.

CONFORMED

AMENDMENT NO. 2
TO
PHASE II NEW ENGLAND POWER AC

FACILITIES SUPPORT AGREEMENT

This Amendment, dated as of February 1, 1987, is between New England Power Company (New England Power), and the New England utilities listed in Attachment A to the Phase II New England Power AC Support Agreement, dated as of June 1, 1985, as amended by Amendment No. 1, dated as of May 1, 1986, (the "New England Power AC Support Agreement"), and amends the New England Power AC Support Agreement as hereinafter provided.

In consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the provision of Section 19H of the New England Power AC Support Agreement, it is hereby agreed as follows:

1. Certain terms defined in the New England Power AC Support Agreement are used herein with the meanings there provided.

2. Attachment D of the New England Power AC Support Agreement is hereby amended by deleting paragraph (c) of Item 4 thereof and replacing it with the following:

"(c) Common Equity Component

The common equity component shall be the product of (1) the Return on Equity times (2) the actual ratio of common equity to total permanent capital of New England Power at the end of the year prior to the Date of Full Support Payment.

"Return on Equity" shall be the return on equity on file with the FERC and in effect under the Federal Power Act.

New England Power shall from time to time request from the FERC a specific return on equity.

(i) Each Supporter agrees not to intervene in opposition to a request for a rate of return on equity ("R") filed by New England Power if such return is equal to or less than the rate determined in accordance with the applicable formula in paragraph (ii) below. Nothing in this section shall affect (a) the right of New England Power to request a rate of return on equity greater than that determined in accordance with the applicable formula in paragraph (ii) below or (b) the right of any Supporter to intervene in opposition to any such request.

(ii) If the FERC generic return on equity continues to be published for rate making purposes, then "R" shall be equal to the FERC generic return on equity in effect for filings made as of the date of the filing. If the FERC generic return on equity is no longer published for rate making purposes, then "R" shall be determined in accordance with the following formula:

R = A + B + C + D

where:

(1) A =    Weighted average return on the average of three money market indicators

A = .25(E + F + G) + .75(H + I + J)
3
where:

E = The most recently available yield to maturity for Moody's "A" rated Public Utility Bonds.

F =    The most recently available yield for 10 year Constant Maturity Treasury Bonds.

G =	The most recently released figure for the annualized increase in the United States GNP price deflator.

H =	The average yield to maturity for the most recently available 36 month period for Moody's "A" rated Public Utility Bonds.

I =	The average yield for 10 year Constant Maturity Treasury Bonds for the most recently available 36 month period.

J =	The average of the annualized percentage increases in the United States GNP price deflator for the most recent 36 month period.

(2)     B = The average equity premium required for utility stocks over the past 20 years.

B = K – L + M + N
3

where:

K =
the average for the most recent 20 years of the sum of (i) the average annual yield for Moody's Electric Utility Common Stock, plus (ii) the ten year growth in dividends per share for such group of electric utilities.

L =	the average for the most recent 20 years of yields to maturity for Moody's "A" rated Utility Bonds.

M =	The average for the most recent 20 years of the yield on ten year constant maturity treasury bonds.

N =	The average for the most recent 20 years of the average annual percentage change in the United States GNP price deflator.

(3) C =    issuance cost for common equity

C = .05(A + 8)

(4) D =	a dilution allowance to compensate the parent company of New England Power for sale of common shares at a market price below book value

D =
a percentage from 0 to 1 determined on a straight line basis where 1 represents the weighted average of the common shares of the parent company of New England Power selling at 30% below book and 0 represents those shares selling at book value. This percentage shall be calculated semiannually as of January 1 and July 1 of each year until the AC Facilities go into commercial operation. Each calculation shall cover the period beginning as of January 1 in the year this Agreement is dated as of and ending as of the date of the calculation. Book value is the average month end book value during a calculation period, and market price is the average of each quarter's high and low market price during calculation period. The calculation made as of January or July next preceding the date of commercial operation of the AC Facilities will be the percentage used thereafter until the end of the term of this Agreement.

Should any of the indices used in calculating the values of A and B be discontinued, or should the underlying basis for the calculations in any of these indices be modified, New England Power may substitute a substantially similar index for such discontinued or modified index.

Recognizing that this is a long-term contract and that money market conditions can drastically change over time, New England Power retains the option, if the above formulae produce for two consecutive months a number lower than the arithmetic average of the return on common equity approved within the last twelve months by regulatory commissions having jurisdiction over rates for each of the investor owned public electric utilities as reported in the publication "Argus Utility Scope Regulatory Service - Returns Authorized" to use such average return as the return on equity. In the event this publication is no longer currently available, New England Power will use a substantially similar publication which is available."

3. This Amendment shall become binding upon New England Power and the Supporters when it has been executed by Supporters (of which New England Power shall be one) owning Support Shares aggregating at least 66-2/3%.

4. Any number of counterparts of this Amendment may be executed, and each shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument.

IN WITNESS WHEREOF, the signatories have caused this Amendment to be executed by their duly authorized officers or agents.

NEW ENGLAND POWER COMPANY

By s/J.F. Kaslow
Its President

Address: 25 Research Drive
Westborough, MA 01582

BANGOR HYDRO-ELECTRIC COMPANY

By s/T.A. Greenquist
Its Chairman and President

Address: 33 State Street
Bangor, ME 04401

BOSTON EDISON COMPANY

By s/Stephen J. Sweeney
Its Pres. and CEO

Address: 800 Boylston Street
Boston, MA 02199

CANAL ELECTRIC COMPANY on its behalf
and/or as agent for COMMONWEALTH
ELECTRIC COMPANY and/or CAMBRIDGE
ELECTRIC LIGHT COMPANY

By s/Jeremiah V. Donovan
Its President

Address: 2421 Cranberry Highway
Wareham, MA 02571

CENTRAL MAINE POWER COMPANY

By s/Donald F. Kelly
Its Vice President, Power Supply

Address: Edison Drive
Augusta, ME 04336

CONNECTICUT MUNICIPAL ELECTRIC ENERGY
COOPERATIVE

By s/Maurice R. Scully
Its Executive Director

Address: 268 Thomas Road
Groton, CT 06340

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

By s/Lawrence T. Gingrow. Jr.
Its Vice President

Address: 285 John Fitch Highway
Fitchburg, MA 01420

MONTAUP ELECTRIC COMPANY

By s/Donald G. Pardus
Its President

Address: c/o Eastern Utilities Associates
P. O. Box 2333
Boston, MA. 02107

NEWPORT ELECTRIC CORPORATION

By s/Elliott G. Whitney
Its President

Address: 12 Turner Road
P. 0. Box 4128
Middletown, R.I. 02840

THE CONNECTICUT LIGHT AND POWER COMPANY
WESTERN MASSACHUSETTS ELECTRIC COMPANY
HOLYOKE WATER POWER COMPANY
HOLYOKE POWER AND ELECTRIC COMPANY

By s/Walter F. Torrance, Jr.
Its Senior Vice President

Address: P. O. Box 270
Hartford, CT 06141-0270

THE UNITED ILLUMINATING COMPANY

By s/James T. Crowe
Its Senior Vice President,
Marketing

Address: 80 Temple Street
New Haven, CT 06506

UNITIL POWER CORP.

By s/David K. Foote
Its Vice President

Address: 40 Constitution Drive
Bedford, NH 03102-1959

CONFORMED

AMENDMENT NO. 3
TO
PHASE II NEW ENGLAND POWER AC
FACILITIES SUPPORT AGREEMENT

This Amendment, dated as of June 1, 1987, is between New England Power Company (New England Power), and the New England utilities listed in Attachment A to the Phase II New England Power AC Support Agreement, dated as of June 1, 1985, as amended by Amendment No. 1, dated as of May 1, 1986, and Amendment No. 2, dated as of February 1, 1987, (the "New England Power AC Support Agreement"), and amends the New England Power AC Support Agreement as hereinafter provided.

In consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the provision of Section 19H of the New England Power AC Support Agreement, it is hereby agreed as follows:

1. Certain terms defined in the New England Power AC Support Agreement are used herein with the meanings there provided.

2. Attachment D of the New England Power AC Support Agreement is hereby amended by deleting paragraph (c) of Item 4 thereof and replacing it with the following:

"(c) Common Equity Component

The common equity component shall be the product of (1) the Return on Equity times (2) the actual ratio of common equity to total permanent capital of New England Power at the end of the year prior to the Date of Full Support Payment.

"Return on Equity" shall be the return on equity on file with the FERC and in effect under the Federal Power Act.

New England Power shall from time to time request from the FERC a specific return on equity."

3. This Amendment shall become binding upon New England Power and the Supporters when it has been executed by Supporters (of which New England Power shall be one) owning Support Shares aggregating at least 66-2/3%.

4. Any number of counterparts of this Amendment may be executed, and each shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument.

IN WITNESS WHEREOF, the signatories have caused this Amendment to be executed by their duly authorized officers or agents.

NEW ENGLAND POWER COMPANY

By s/ R. O. Bigelow
Its Vice President

Address: 25 Research Drive
Westborough, MA 01582

BANGOR HYDRO-ELECTRIC COMPANY

By s/ T. A. Greenquist
Its Chairman of the Board &
President

Address: 33 State Street
P.O. Box 932
Bangor, ME 04401

BOSTON EDISON COMPANY

By s/ Stephen J. Sweeney
Its Pres. & CEO

Address: 800 Boylston Street
Boston, MA 02199

WEST BOYLSTON MUNICIPAL LIGHTING PLANT

By s/ Charles H. Coughlin
Its Manager

Address: 4 Crescent Street
West Boylston, MA 01583

WESTFIELD GAS & ELECTRIC DEPT.

By s/ Daniel Colubec
Its Manager

Address: 100 Elm Street
Westfield, MA 01085

CONFORMED

AMENDMENT NO. 4
TO
PHASE II NEW ENGLAND POWER AC

FACILITIES SUPPORT AGREEMENT

This Amendment, dated as of September 1, 1987, is between New England Power Company (New England Power), and the New England utilities listed in Attachment A to the Phase II New England Power AC Support Agreement, dated as of June 1, 1985, as amended by Amendment No. 1, dated as of May 1, 1986, Amendment No. 2, dated as of February 1, 1987, and Amendment No. 3, dated as, of June 1, 1987, (the "New England Power AC Support Agreement") and amends the New England Power AC Support Agreement as hereinafter provided.

In consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the provision of Section 19H of the New England Power AC Support Agreement, it is hereby agreed as follows:

1.	Certain terms defined in the New England Power AC Support Agreement are used herein with the meanings there provided.
2.     Section 13 is hereby deleted and replaced with the following Section 13:

Section 13. Support Charge

Commencing with the month in which the Date of Full Support Payment occurs (as defined in Section 14) and in each month thereafter, each Supporter shall pay in accordance with Section 14 its Support Share of a monthly Support Charge in an amount determined in accordance with this Section 13, plus a Credit Enhancement Charge as calculated in accordance with Attachment F.

The Support Charge shall be equal to New England Power's total supported cost of service related to the AC Facilities for such month. The "total supported cost of service related to the AC Facilities" for any month commencing with the month in which the Date of Full Support Payment occurs shall equal (A + B) where:

A =    the Monthly Fixed Costs as determined in accordance with Attachment D; and
B =    the Monthly Operating Costs as determined in accordance with Attachment E.

All costs included in the total cost of service related to the AC Facilities shall be in accordance with the Uniform System of Accounts prescribed by the Federal Energy Regulatory Commission, as from time to time in effect.

If a Support Charge payment under Section 14 is to be calculated from a date other than the first day of a month, an appropriate proration of "A" and "B" above shall be made for such payment only.

On the fifteenth day of each month, New England Power will promptly pay to each Equity Sponsor its pro rata share of the Credit Enhancement Charges received through the preceding month.
[End of Section 13]

3.	Section 14 is hereby amended by inserting in the first sentence of the fourth paragraph thereof after the words "Credit Enhanced Supporter" the following:

"(as defined in Attachment F)"

4.	Attachment F of the New England Power AC Support Agreement is hereby deleted and replaced with the following Attachment F:

ATTACHMENT F

As a result of the support arrangements for building, owning, and financing the AC Facilities, Equity Sponsors under the Equity Funding Agreements have provided certain credit support for the project in excess of their Support Shares or those of their appointees.

A Credit Enhanced Supporter shall mean any Supporter which is also then a Credit Enhanced Participant under either of the Phase II HVDC Support Agreements. If the Phase II HVDC Support Agreements have been terminated, then a Credit Enhanced Supporter shall mean any Supporter that, immediately prior to the effective date of termination of the Phase II HVDC Support Agreements, was also a Credit Enhanced Participant thereunder.

As compensation to Equity Sponsors for providing this additional credit support, a Credit Enhancement Charge is required to be paid by the Supporters. If a Supporter is a Credit Enhanced Supporter by reason of below-investment grade, withdrawn or suspended debt ratings, the Credit Enhancement Charge attributed to that Credit Enhanced Supporter will be paid by all Supporters with each Supporter paying its Support Share thereof; provided, however, that if a Supporter is a Credit Enhanced Supporter due to lack of debt ratings, the Credit Enhancement Charge attributed to that Credit Enhanced Supporter shall be paid by such Supporter.

The Credit Enhancement Charge (A) attributed to a Credit Enhanced Supporter is a dollar value determined monthly by the following formula for each Supporter which is a Credit Enhanced Supporter (or was a Credit Enhanced Supporter):

A = 1/12 x B/100 x C/100 x D x E/100 + F

where B = the Supporter's Support Share (in percent)

C =
the ratio of long-term debt to total permanent capital of New England Power (a) if prior to the month in which the Date of Full Support Payment occurs, at the end of the month, or (b) if in or after the month in which the Date of Full Support Payment occurs, at the end of the calendar year prior to the Date of Full Support Payment (in percent).

D =    the net investment in AC Facilities at the end of the month.

E =    debt premium (in percent) for the Credit Enhanced Supporter as shown in the following table:

Credit Enhanced Supporter's Debt Rating*	E(%)
Below B3 or not rated	7.57
B3	5.32
B2	4.82
Bl	4.32
Ba3	3.82
Ba2	3.32
Ba1	2.82

*Debt rating shall be the lower of the two highest ratings assigned to the Credit Enhanced Supporter's junior long-term debt by Moody's, Standard and Poor's, and Duff & Phelps, converted to a Moody's equivalent as measured at the date such Supporter first became a Credit Enhanced Supporter. If the Supporter has a Support Share of four tenths of one percent (0.4%) or less and has only one debt rating, then the debt rating for that Supporter shall be such rating converted to a Moody's equivalent as measured at the date such Supporter first became a Credit Enhanced Supporter.

F = an amount calculated as follows:

During the period from the Effective Date to the Date of Full Support Payment, F shall equal 0 and the Credit Enhancement Charge calculated during such period pursuant to the above formula shall be accrued for each Supporter with interest calculated at New England Power's AFDC rate. After the Date of Full Support Payment, such previously accrued amount for such Supporter shall be treated as if it represented additional investment in the AC Facilities relating only to such Supporter. As a result, F shall include monthly amounts representing amortization of such previously accrued amount (with amortization over the same period which the investment in the AC Facilities is being amortized) plus one-twelfth of the overall rate of return (as defined in Attachment D hereof) times such unamortized accrued amount plus a provision for income taxes.

[End of Attachment F]

5.
This Amendment shall become binding upon New England Power and the Supporters when it has been executed by Supporters (of which New England Power shall be one) owning Support Shares aggregating at least 66-2/3%.

6.
Any number of counterparts of this Amendment may be executed, and each shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument.

IN WITNESS WHEREOF, the signatories have caused this Amendment to be executed by their duly authorized officers or agents.

NEW ENGLAND POWER COMPANY

By s/R.O. Bigelow
Its Vice President

Address: 25 Research Drive
Westborough, MA 01582

BOSTON EDISON COMPANY

By s/Stephen J. Sweeney
Its Chairman and CEO

Address: 800 Boylston Street
Boston, MA 02199

CANAL ELECTRIC COMPANY

By s/Jeremiah V. Donovan
Its President

Address: 2421 Cranberry Highway
Wareham, MA 02571

CONNECTICUT MUNICIPAL ELECTRIC ENERGY
COOPERATIVE

By s/Maurice R. Scully
Its Executive Director

Address: 268 Thomas Road
Groton, CT 06340

FITCHBURG GAS AND ELECTRIC LIGHT COMPANY

By s/Frank L. Childs
Its President

Address: P. O. Box 2070
Fitchburg, MA 01420

MONTAUP ELECTRIC COMPANY

By s/Donald G. Pardus
Its President

Address: c/o Eastern Utilities Associates
P. 0. Box 2333
Boston, MA. 02107

NEWPORT ELECTRIC CORPORATION

By s/Eliott G. Whitney
Its President

Address: 12 Turner Road
P. O. Box 4128
Middletown, R.I 02840

THE CONNECTICUT LIGHT AND POWER COMPANY
WESTERN MASSACHUSETTS ELECTRIC COMPANY
HOLYOKE WATER POWER COMPANY
HOLYOKE POWER AND ELECTRIC COMPANY

By s/Walter F. Torrance, Jr.
Its Senior Vice President

Address: P. O. Box 270
Hartford, CT 06141-0270

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

By s/R.J. Harrison
Its President and Chief Executive
Officer

Address: 1000 Elm Street
P.O. Box 330
Manchester, NH 03105-0330

THE UNITED ILLUMINATING COMPANY

By s/Richard J. Grossi
Its Executive Vice President & COO

Address: 80 Temple Street
New Haven, CT 06506

UNITIL POWER CORP.

By s/David K. Foote
Its Vice President

Address: 40 Constitution Drive
Bedford, NH 03102-1959

VERMONT ELECTRIC POWER COMPANY, INC., as
Agent for Citizens Utilities Co.,
Franklin Electric Light Co., Green
Mountain Power Corp., and Central
Vermont Public Service Corporation

By s/Richard W. Mallary
Its President

Address: Pinnacle Ridge Road
P.O. Box 548
Rutland, Vermont 05701

CONFORMED

AMENDMENT NO. 5
TO
PHASE II NEW ENGLAND POWER AC
FACILITIES SUPPORT AGREEMENT

This Amendment, dated as of August 1, 1988, is between New England Power Company (New England Power), and the New England utilities listed in Attachment A to the Phase II New England Power AC Support Agreement, dated as of June 1, 1985, as amended (the "New England Power AC Support Agreement") and amends the New England Power AC Support Agreement as hereinafter provided.

In consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the provision of Section 19H of the New England Power AC Support Agreement, it is hereby agreed as follows:

1.	Certain terms defined in the New England Power AC Support Agreement are used herein with the meanings therein provided.

2.	Section 2 is hereby amended by (i) changing each reference to a "June 1, 1986" deadline to "September 15, 1988," and (ii) changing each reference to a "March 1, 1986" deadline to "September 1, 1988."

3.	Section 2 is hereby amended by deleting, in the last paragraph thereof, the word "Section" and inserting in lieu thereof "Agreement."

4.
Section 4A is hereby amended by deleting, in the second paragraph thereof, the words "on and as of June 1, 1986, (or such other later deadline as specified by New England Power under Section 2)," and inserting in lieu thereof "on or before the Effective Date."

5.     Section 4B is hereby amended by deleting the word "date".

6.	Section 15 is hereby amended by adding the following clause to the end of the first sentence thereof:
"; provided, however, that nothing in this Section 15 shall (a) prevent a Supporter from transferring its interests and obligations hereunder to another Supporter prior to the Effective Date, or (b) impose any continuing liabilities or obligations on said transferring Supporter with respect to this Agreement incurred or relating to the period of time after said transferring Supporter's Support Share has been reduced to zero."

7.	Section 19F is hereby amended by inserting into the second sentence thereof after the words "the AC Facilities," the following:
"and (iv) for a transfer of any or all of a Supporter's Support Share prior to the Effective Date as provided in Section 4 hereof,"

8.	The first attached Schedule I is hereby deleted and replaced with the second attached Schedule I.

9.     Schedule II is hereby deleted and replaced with the attached Schedule II.

10.	Attachment A to the Agreement is hereby deleted and replaced with the attached Attachment A.

11.
Any number of counterparts of this Amendment may be executed, and each shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument.

IN WITNESS WHEREOF, the signatories have caused this Amendment to be executed by their duly authorized officers or agents.

NEW ENGLAND POWER COMPANY By s/ J.F. Kaslow Its President Address: 25 Research Drive Westborough, MA 01582
BOSTON EDISON COMPANY By s/ Stephen J. Sweeney Its President & CEO Address: 800 Boylston Street Boston, MA 02199
BOYLSTON MUNCIPAL LIGHT DEPT By s/ H. Bradford White, Jr. Its Manager Address: Sanatorium Road Boylston, MA 01505
BRAINTREE ELECTRIC LIGHT DEPARTMENT By s/ Walter R. McGrath Its General Manager Address: 44 Allen Street Braintree, MA 02184

CANAL ELECTRIC COMPANY By s/ Jeremiah V. Donovan Its President Address: 2421 Cranberry Highway Wareham, MA 02571
CITY OF CHICOPEE MUNICIPAL LIGHTING PLANT By s/ Barry W. Soden Its Manager Address: 725 Front Street Chicopee, MA 01013
CONCORDS MUNICIPAL LIGHT PLANT By s/ Daniel J. Sack Its Superintendent Address: 135 Keyes Road Concord, MA 01742
CONNECTICUT MUNICIPAL ELECTRIC ENERGY COOPERATIVE By s/ Maurice R. Scully Its Executive Director Address: 30 Stott Avenue Norwich, CT 06360-1535
TOWN OF DANVERS ELECTRIC DIVISION . By s/ Wayne P. Marquis Its Town Manager Address: 2 Burroughs Street Danvers, MA 01923
FITCHBURG GAS AND ELECTRIC LIGHT COMPANY By s/ Frank L. Childs Its President Address: 285 John Fitch Highway Fitchburg, MA 01420-8207

GROTON ELECTRIC LIGHT DEPT. By s/ Roger H. Beeltje Its Manager Address: P. O. Box 679 Station Avenue Groton, MA 01450
HINGHAM MUNICIPAL LIGHTING PLANT By s/ Joseph R. Spadea, Jr. Its General Manager Address: 19 Elm Street Hingham, MA 02043
TOWN OF HOLDEN By s/ Brian J. Bullock Its Town Manager Address: 1204 Main Street Holden, MA 01520
HOLYOKE GAS AND ELECTRIC DEPARTMENT By s/ G.E. Leary Its Manager Address: 70 Suffolk Street Holyoke, MA 01040
HUDSON LIGHT AND POWER DEPARTMENT By s/ Horst Huehmer Its Manager Address: 49 Forest Avenue Hudson, MA 01749
MIDDLEBOROUGH GAS & ELECTIC DEPARTMENT By s/ John W. Dunfey Its General Manager Address: 32 South Main Street Middleborough, MA 02346 -2396

MONTAUP ELECTRIC COMPANY By s/ Robert F. Wolff Its Vice President Address: c/o Eastern Utilities Associates P. 0. Box 2333 Boston, MA 02107
NEWPORT ELECTRIC CORPORATION By s/ Elliot G. Whitney Its President Address: 12 Turner Road P. O. Box 4128 Middletown, RI 02840-0011

THE CONNECTICUT LIGHT AND POWER COMPANY
WESTERN MASSACHUSETTS ELECTRIC COMPANY
HOLYOKE WATER POWER COMPANY
HOLYOKE POWER AND ELECTRIC COMPANY

By   s/ W. T. Schultheis
Its Vice President

Address: P. O. Box 270
     Hartford, CT 06141

PEABODY MUNICIPAL LIGHT PLANT . By s/ Victor Unhao Its Assistant Manager Address: 70 Endicott Street Peabody, MA 01960
PRINCETON MUNICIPAL LIGHT DEPT. By s/ Sharon A. Staz Its Manager Address: P. O. Box 247 Princeton, MA 01541

*Signature of this amendment in no way affects PSNH’s right to assume or reject the underlying contract and the amendment will be treated as if executed immediately before PSNH filed its petition in Bankruptcy.
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE By s/ R. J. Harrison Its President and Chief Executive Officer Address: 1000 Elm Street P. O. Box 330 Manchester, NH 03105-0330
ROWLEY MUNICIPAL LIGHTING PLANT . By s/ Robert Merry Its Manager Address: 47 Summer Street Rowley, MA 01969
SHREWSBURY’S ELECTRIC LIGHT PLANT . By s/ Thomas R. Josie Its General Manager Address: 100 Maple Avenue Shrewsbury, MA 01545
TAUNTON MUNICIPAL LIGHT PLANT . By s/ Joseph M. Blain Its General Manager Address: 55 Weir Street Taunton, MA 02780
UNITED ILLUMINATING COMPANY . By s/ James F. Crowe Its Senior Vice President Address: 80 Temple Street New Haven, CT 06506

UNITIL POWER CORP. . By s/ David K. Foote Its Vice President Address: 216 Epping Road Exeter, NH 03833 -7-

VERMONT ELECTRIC POWER COMPANY, INC. By s/ Richard W. Mallary Its President Address: P. O. Box 548 Rutland, VT 05701
WAKEFIELD MUN. LT. DEPT. By s/ William J. Wallace Its Manager Address: 9 Albion Street Wakefield, MA 01880
WEST BOYLSTON MUNICIPAL LIGHTING PLANT By s/ Robert E. Goodnow Its Chairman Address: 4 Crescent Street West Boylston, MA 01583
WESTFIELD GAS & ELECTRIC LIGHT DEPARTMENT By s/ Daniel Golubek Its Manager Address: 100 Elm Street Westfield, MA 01085

Schedule I

Vermont Electric Power Company, Inc.
Contracting Electric Systems

City of Burlington Electric Department
Central Vermont Public Service Corporation
Citizens Utilities Company
Village of Enosburg Falls Water & Light Department
Franklin Electric Light Company
Green Mountain Power Corporation
Village of Hardwick Electric Department
Village of Ludlow Electric Light Department
Village of Lyndonville Electric Department
Village of Morrisville Water & Light Department
Village of Northfield Electric Department
Village of Stowe Water and Light Department
Village of Swanton
Vermont Electric Generation & Transmission Coop., Inc.
Vermont Marble Company
Washington Electric Cooperative, Inc.

[DELETED]

Schedule I

Vermont Electric Power Company, Inc.
Contracting Electric Systems

Central Vermont Public Service Corporation
Citizens Utilities Company
Franklin Electric Light Company, Inc.
Green Mountain Power Corporation

[INSERTED]

Schedule II

Massachusetts Municipal Wholesale Electric Company
Contracting Electric Systems

Massachusetts Systems
Town of Ashburnham Municipal Light Plant
Town of Georgetown Municipal Light Department
Town of Hull Municipal Lighting Plant
Town of Littleton Electric Light Department
Town of Mansfield Municipal Electric Department
Town of Marblehead Municipal Light Department
Town of Middleton Municipal Electric Department
Town of Paxton Municipal Light Department
Town of Templeton Municipal Lighting Plant

Rhode Island System
Pascoag Fire District

ATTACHMENT A

Except as provided below, if any participant does not receive required consents, waivers, regulatory approvals, or other actions of governmental authorities within the time period required by this Agreement, the listing of Participants and 1980 kilowatthour load will be appropriately modified.

Participant	1980 Kilowatthour Load
The Connecticut Light and Power Company	16,002,437,000
Western Massachusetts Electric Company	3,252,432,000
Holyoke Water Power Company	106,905,000
Holyoke Power and Electric Company	0
New England Power Company	15,444,975,840	(a), (b)
Boston Edison Company (Edison)	9,531,773,000	(b), (c)
Central Maine Power Company	6,053,571,000
Public Service Company of New Hampshire	5,043,242,871	(d)
The United Illuminating Company	4,715,078,120
Vermont Electric Power Company	3,262,098,200
Canal Electric Company	3,227,553,000
Montaup Electric Company	3,096,872,000	(e)
Bangor Hydro-Electric Company	1,305,625,118
Connecticut Municipal Electric Energy Cooperative	718,177,538
UNITIL Power Corp.	609,873,261	(f)
Massachusetts Municipal Wholesale Electric Company	470,025,000
Town of Reading Municipal Light Department	401,795,000
Newport Electric Corporation	382,745,000
Fitchburg Gas and Electric Light Co.	369,055,118
Taunton Municipal Lighting Plant	307,460,361
City of Chicopee Municipal Lighting Plant	279,273,169
Town of Braintree Electric Light Department	267,289,000
City of Peabody Municipal Light Plant	245,010,000
City of Westfield Gas & Electric Light Department	219,026,000
City of Holyoke Gas & Electric Light Department	214,448,000
Town of Danvers Electric Department	206,806,000
Town of Shrewsbury Electric Light Department	146,303,000
Hudson Light and Power Department	127,808,000
Town of Wakefield Municipal Lighting Department	107,609,000
Town of Hingham Municipal Lighting	103,929,000
Town of South Hadley Electric Light Department	99,981,000
Town of North Attleborough Electric Department	93,816,000
Town of Middleborough Gas and Electric Department	92,081,000
Town of Holden Municipal Light Department	63,676,000
Town of West Boylston Municipal Lighting Department	43,974,000
Town of Sterling Municipal Electric Department	24,510,000
Town of Groton Electric Light Department	22,908,000
Town of Boylston Municipal Light Department	17,324,000
Town of Rowley Municipal Light Department	13,551,000
Princeton Municipal Light Department	7,130,000
Town of Concord Municipal Light Plant	0	(c)
	76,698,146,596

(a) Includes the New Hampshire retail 1980 kilowatthour load of 434,290,243.

(b)
The 1980 Kilowatthour loads shown for Boston Edison Company and New England Power Company have been adjusted to reflect the current status of Norwood as a full requirements customer of New England Power Company.

(c)
As of June 1, 1985, Concord continues to be a full requirements customer of Edison. At such time as Concord ceases to be a full requirements customer of Edison, for purposes of this Agreement, Concord shall have an additional Participating Share equal to 1.087% of Edison's initial Participating Share (based on a 1980 Kwh load of 103,629,000 Kwh for Concord) and Edison's Participating Share shall be reduced by such amount.

(d)    Includes New Hampshire retail 1980 kilowatthour load of 4,939,218,744.

(e)	The amount shown for Montaup Electric Company includes the load of the other members of the Eastern Utilities Associates system.

(f)	The amount shown for UNITIL Power Corp. represents the 1980 kilowatthour load of its affiliates, Concord Electric Company and Exeter & Hampton Electric Company.